                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          QUAKER CHEMICAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          QUAKER CHEMICAL CORPORATION
                              Elm and Lee Streets
                       Conshohocken, Pennsylvania 19428

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

To the Shareholders of Quaker Chemical Corporation:

  Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation (the "Company") will be held at the Philadelphia Marriott West, Matsonford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Wednesday, May 9, 2001, at 10:00 A.M. local time, for the following purposes:

  1. To elect three (3) Class III Directors, each to serve for three years and until his or her respective successor is elected and qualified;

  2. To consider and act upon a proposal to approve the adoption of the 2001 Global Annual Incentive Plan;

  3. To consider and act upon a proposal to approve the adoption of the 2001 Long-Term Performance Incentive Plan;

  4. To consider and act upon ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2001;

  5. To consider and act on a shareholder proposal to maximize shareholder value; and

  6. To transact such other business as may properly come before the Meeting or any adjournments thereof.

  Only shareholders of record at the close of business on March 9, 2001 are entitled to notice of and to vote at the Meeting.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,
                                          /s/ D. Jeffry Benoliel
                                          D. Jeffry Benoliel
                                          Vice President, Secretary and
                                          General Counsel

Dated: March 30, 2001

                          QUAKER CHEMICAL CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The solicitation of the accompanying proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 9, 2001, and at any adjournments thereof. The Meeting will be held at the Philadelphia Marriott West, Matsonford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:00 A.M. local time. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is April 2, 2001. Any shareholder executing and delivering the accompanying proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.

  The Company will bear the cost of the solicitation of proxies in the form included with this Proxy Statement, including the cost of preparing, assembling, and mailing material in connection with the solicitation. Proxies will be solicited by mail, telephone, facsimile, electronic mail, and personal contact by certain officers and regular employees of the Company. The Company will reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.

  Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all three (3) of the nominees named therein; for approval of the 2001 Global Annual Incentive Plan; for approval of the 2001 Long-Term Performance Incentive Plan; for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2001; and against the shareholder proposal.

  The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the notice of the Meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  As of March 9, 2001, the outstanding voting securities of the Company consisted of 8,929,576 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 9, 2001, beneficially owned shares of the Company's Common Stock since March 1, 1998 are entitled to cast ten (10) votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1998 are entitled to cast one (1) vote per share, subject to certain exceptions described in Exhibit A to this Proxy Statement. Based on the information available to the Company on March 9, 2001, the holders of 2,513,167 shares of Common Stock will be entitled to cast ten
(10) votes with respect to each such share, and the holders of 6,416,409 shares of Common Stock, including but not limited to those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1998 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast one (1) vote with respect to each such share, representing an aggregate of 31,548,079 votes. The aforementioned presumption that a share is entitled to one (1) vote rather than ten (10) is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A to this Proxy Statement. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 89,295,760.

  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

  In the election of directors, the three (3) nominees receiving a plurality of the votes cast at the Meeting shall be elected. Approval of all other proposals to be submitted to shareholders in accordance with the foregoing notice of the Meeting and as set forth in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR," "AGAINST" or, in the case of the election of directors, "WITHHELD," will be included. Abstentions and broker non-votes will have no effect on the outcome of the voting on any matter because they will not represent votes cast.

  Only shareholders of record at the close of business on March 9, 2001 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

   The following table sets forth information, as of March 9, 2001, with respect to the persons known to the Company to be the beneficial owners (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than five percent of its Common Stock (its only class of outstanding equity securities). Except as otherwise indicated, each beneficial owner has sole voting and dispositive power with respect to the shares listed opposite such owner's name.

                                    Number of
                                      Shares
                                   Beneficially       Percent of        Number of
  Name and Address                   Owned (1)         Class (2)          Votes
  ----------------                 ------------       ----------       ------------
  Peter A. Benoliel                 444,060(3)          5.0            4,440,600
  Quaker Chemical Corporation
  Elm & Lee Streets
  Conshohocken, PA 19428

  DePrince, Race & Zollo, Inc.      667,750             7.5              667,750(4)
  201 South Orange Street
  Suite 850
  Orlando, FL 32801

  Ronald J. Naples                  508,321(5)          5.7              606,395
  Quaker Chemical Corporation
  Elm & Lee Streets
  Conshohocken, PA 19428

--------
(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.

(2) Based upon 8,929,576 shares outstanding, adjusted to reflect options currently exercisable or exercisable within sixty (60) days of the record date by the named person.

(3) Includes 8,000 shares as to which Mr. Benoliel has shared voting and dispositive power.

(4) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share.

(5) Includes (i) 371,600 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date and (ii) 2,186 shares held jointly by Mr. Naples and his wife who share voting and dispositive power with respect thereto.

Directors and Officers

  The following table sets forth information, as of March 9, 2001, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his or her name unless otherwise noted.

                                   Number of Shares    Percent of Number of
Name                                    Owned           Class(1)    Votes
----                               ----------------    ---------- ---------
Joseph B. Anderson, Jr............        5,000(2)         --        50,000
Patricia C. Barron................       12,565            --       107,956
Peter A. Benoliel.................      444,060            5.0    4,440,600
Donald R. Caldwell................        6,529            --        49,945
Robert E. Chappell................        4,054            --        20,470
William R. Cook...................        6,074            --         6,074
Edwin J. Delattre.................        3,664(2)         --        16,570
Robert P. Hauptfuhrer.............        9,500            --        74,300
Ronald J. Naples..................      508,321(2)(3)      5.7      606,395
Robert H. Rock....................        4,054            --        20,470
Joseph W. Bauer...................       54,396(3)         --         4,071
Daniel S. Ma......................       52,703(3)         --         9,976
Marcus C. J. Meijer...............       73,750(3)         --             0
Joseph F. Virdone.................       11,300(3)         --         6,000


All directors and officers as a
 group (22 persons)...............    1,437,266(3)        14.9    6,172,027(4)

--------
(1) Based upon 8,929,576 shares outstanding, adjusted to reflect options currently exercisable or exercisable within sixty (60) days of the record date by the named person. The percentage is less than 1%, except as otherwise indicated.
(2) Includes 500 shares in the case of Mr. Anderson, 3,664 shares in the case of Dr. Delattre, and 2,186 shares in the case of Mr. Naples held jointly with their spouse.
(3) Includes shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date as follows:
    371,600 shares in the case of Mr. Naples; 50,325 shares in the case of Mr. Bauer; 49,900 shares in the case of Mr. Ma; 73,750 shares in the case of Mr. Meijer; 8,000 shares in the case of Mr. Virdone; and 710,725 shares in the case of all directors and officers as a group.
(4) Represents 19.6% of all votes entitled to be cast at the Meeting, based on information available on March 9, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely on (i) the Company's review of reports submitted to it during and with respect to the year ended December 31, 2001, filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act"), and (ii) written representations of the Company's directors and officers, the Company believes that all reports required to be filed under Section 16(a) of the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 2000 were filed on a timely basis.

                             ELECTION OF DIRECTORS

  The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three (3) classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships serve for the balance of the term of the class to which they are elected. At the present time, there are ten (10) directors including three (3) Class I Directors, four (4) Class II Directors, and three (3) Class III Directors.

  At the meeting, three Class III directors will be elected to serve until the Annual Meeting in 2004. The proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class III nominees, Joseph B. Anderson, Jr., Patricia C. Barron, and Edwin J. Delattre, each of whom is presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 6, 1998. If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the
Meeting:

                             First Became      Principal Occupation for
       Name and (Age)         a Director          the Past Five Years
       --------------       -------------------------------------------

 Class I -- Directors elected in 1999 to serve until the Annual Meeting in 2002:


 Peter A. Benoliel (69)           1961      Former Chairman of the Board and
                                            Chief Executive Officer of the
                                            Company.


 Ronald J. Naples (55)            1988      Chairman of the Board of the
                                            Company since May 1997; Chief
                                            Executive Officer of the Company
                                            since October 1995; and
                                            President of the Company from
                                            October 1995 until March 1998.
                                            Member of the Board of Directors
                                            of P. H. Glatfelter Company.

 Robert H. Rock (50)              1996      President, MLR Holdings, LLC, an
                                            investment company with holdings
                                            in the publishing and
                                            information businesses, for more
                                            than five years. Formerly
                                            Chairman and majority owner of
                                            IDD Enterprises, a publisher of
                                            magazines, newsletters, and a
                                            provider of on-line data for
                                            financial executives. Member of
                                            the Board of Directors of
                                            Alberto-Culver Company, Hunt
                                            Corporation, and The Penn Mutual
                                            Life Insurance Company.

 Class II -- Directors elected in 2000 to serve until the Annual Meeting in 2003:


 Donald R. Caldwell (54)          1997      Chief Executive Officer and
                                            Founder, Cross Atlantic Capital
                                            Partners, Inc., a venture
                                            capital fund with offices in the
                                            United States, Ireland, and
                                            England, since March 1999.
                                            Formerly President and Chief
                                            Operating Officer, Safeguard
                                            Scientifics, Inc. from February
                                            1996 to March 1999. Member of
                                            the Board of Directors of
                                            DiamondCluster International,
                                            Inc. and nutrisystem.com Inc.

 Robert E. Chappell (56)          1997      Chairman and Chief Executive
                                            Officer, The Penn Mutual Life
                                            Insurance Company, being
                                            Chairman since January 1997 and
                                            Chief Executive Officer since
                                            April 1995. Member of the Board
                                            of Directors of P. H. Glatfelter
                                            Company.

                              First Became       Principal Occupation for
        Name and (Age)         a Director           the Past Five Years
        --------------        ------------       ------------------------


 William R. Cook (57)             2000     President and Chief Executive
                                           Officer, Severn Trent Services,
                                           Inc., a water purification products
                                           and laboratory and operating
                                           services company, since August 1999.
                                           Formerly Vice Chairman and Co-Chief
                                           Executive Officer of Hercules,
                                           Incorporated from October 1998 to
                                           January 1999 and Chairman,
                                           President, and Chief Executive
                                           Officer of BetzDearborn, Inc.,
                                           having served as its Chairman from
                                           1996 to October 1998 and its
                                           President and Chief Executive
                                           Officer from 1993 to October 1998.
                                           Member of the Board of Directors of
                                           Teleflex Incorporated and Envirogen,
                                           Inc.

 Robert P. Hauptfuhrer (69)       1977     Former Chairman of the Board and
                                           Chief Executive Officer, Oryx Energy
                                           Company, an energy company. Trustee,
                                           1838 Investment Advisors Fund.

 Class III -- Directors nominated for election in 2001 to serve until the Annual
  Meeting in 2004:


 Joseph B. Anderson, Jr. (58)     1992     Chairman and Chief Executive
                                           Officer, Chivas Industries LLC, an
                                           interior trim automotive supplier
                                           and manufacturer, for more than five
                                           years. Member of the Board of
                                           Directors of Meritor Automotive,
                                           Inc. and R. R. Donnelley & Sons
                                           Company.

 Patricia C. Barron (58)          1989     Clinical Associate Professor and
                                           Senior Fellow, Stern School of
                                           Business, New York University since
                                           September 1999. Formerly, Executive-
                                           in-Residence and Senior Fellow,
                                           Stern School of Business, New York
                                           University from November 1998 to
                                           September 1999; Corporate Vice
                                           President, Business Operations
                                           Support, Xerox Corporation, 1997 to
                                           June 1998; and Vice President, Xerox
                                           Corporation and President,
                                           Engineering Systems Division, Xerox
                                           Corporation from 1993 to June 1998.
                                           Member of the Board of Directors of
                                           ARAMARK Corporation, Reynolds Metals
                                           Company, and Teleflex Incorporated.

 Edwin J. Delattre (59)           1984     Dean, School of Education and
                                           Professor of Philosophy, College of
                                           Arts and Sciences, Boston
                                           University, for more than five
                                           years.

  Other than D. Jeffry Benoliel, Vice President, Secretary and General Counsel, son of Peter A. Benoliel, a director of the Company, there are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

Committees of the Board of Directors; Meetings

  The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible; to make recommendations to the Board concerning programs of external corporate development; and to establish guidelines as to capital structure and deployment of capital resources. The current members of the Executive Committee, which met once in 2000, are P. A. Benoliel (Chairman), R. E. Chappell, R. P. Hauptfuhrer, R. J. Naples, and R.
H. Rock.

  The Company has an Audit Committee whose primary purpose is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and to provide a channel of communication between the Board of Directors and the Company's outside auditors. Its functions include recommending the selection of independent accountants; approving the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and reviewing audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Audit Committee, which met three times in 2000, are R. P. Hauptfuhrer (Chairman), J. B. Anderson, Jr., D. R. Caldwell, and W. R. Cook, each of whom is "independent" as the term "independence" is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. The Board of Directors has adopted a Charter for the Audit Committee, a copy of which is included with this Proxy Statement as Exhibit B.

  The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Compensation/Management Development Committee, which met three times in 2000, are R. H. Rock (Chairman), P. C. Barron, D. R. Caldwell, and R. E. Chappell.

  The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Nominating Committee has responsibility to review Board membership, provide leadership in the nomination of directors, and review shareholder proposals. The current members of the Nominating Committee, which met once during 2000, are E. J. Delattre (Chairman), P. A. Benoliel, P. C. Barron, R. P. Hauptfuhrer, and R. J. Naples. The Nominating Committee will consider candidates recommended by shareholders, provided in each case that the recommendation is submitted in writing not later than November 30, 2001 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee. Recommendations should be submitted to the Secretary of the Company.

  During the year ended December 31, 2000, the Board of Directors held six (6) regular meetings and one (1) special meeting. During 2000, each of the directors was in attendance in person or by teleconference at no less than 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which he or she then served, except for Dr. Delattre who attended five (5) of the seven (7) Board meetings and none of the three (3) meetings of the committees to which he was assigned. The reasons for his absences were known to and are satisfactory to the Board of Directors.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table sets forth, for each of the persons named (collectively, the "named executive officers"), certain summary information concerning the cash and other compensation paid or accrued by the Company and its subsidiaries for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term Compensation
                                                                    ----------------------------------
                                   Annual Compensation                      Awards           Payouts
                             ------------------------------------   ----------------------- ----------
         (a)            (b)     (c)        (d)           (e)           (f)         (g)         (h)         (i)
                                                                    Restricted  Securities
                                                     Other Annual     Stock     Underlying              All Other
Name and                                             Compensation     Awards   Options/SARs    LTIP    Compensation
Principal Position      Year Salary($)   Bonus($)       ($)(1)        ($)(2)      (#)(3)    Payouts($)    ($)(4)
------------------      ---- ---------   --------    ------------   ---------- ------------ ---------- ------------
Ronald J. Naples,       2000  480,000    349,440             0       128,054      40,700     554,704       7,514(7)
 Chairman of the Board  1999  425,000    340,000             0       114,750      35,000           0      14,400
 and Chief Executive    1998  575,938(5) 305,550(6)          0             0      14,000     614,625       3,712
 Officer

Joseph W. Bauer,        2000  273,190    150,696             0        38,269      14,400     244,069       7,514(8)
 President and Chief    1999  260,428    138,000             0        37,294      17,500           0      54,044(8)
 Operating Officer      1998  202,731    132,886             0             0      30,000      75,000     174,190(8)

Daniel S. Ma,           2000  176,094(9)  78,593       118,243(10)    13,247       4,800     221,881           0
 Vice President and     1999  171,038(9)  84,895       112,550(10)    12,909      10,000           0           0
 Managing Director      1998  171,703(9)  83,066        91,508(10)         0       6,000     245,850           0
 Asia/Pacific

Marcus C.J. Meijer,     2000  225,614(9)  96,754             0        25,022      10,250     332,823           0
 Senior Vice President  1999  215,871(9)  93,159             0        24,384      15,000           0           0
 and Global Industry    1998  237,046(9)  92,588             0             0      10,000     368,775           0
 Leader--
 Metalworking/CMS

Joseph F. Virdone,      2000  181,000     39,813             0        13,247       4,800     244,070       7,514(7)
 Vice President         1999  175,000     32,866             0        12,909      10,000           0      14,400
 Metalworking--         1998  165,417     57,802             0             0       8,000     172,095       3,712
 Americas and CMS

--------
(1) Certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in column (c),
    (d), or (e), the dollar value of which did not, in any of the Company's last three fiscal years, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and
    (d) for that fiscal year.
(2) During the years ended December 31, 1999 and 2000, Messrs. Naples, Bauer, Ma, Meijer, and Virdone each were granted a stock award of 8,700, 2,600, 900, 1,700, and 900 shares, respectively, in 2000 and a target stock award of 8,000, 2,600, 900, 1,700 and 900 shares, respectively, in 1999. Mr.
    Virdone's 2000 award became null and void upon his termination of employment effective December 31, 2000 and he received a cash payment of $48,125 in lieu of any other payment with respect to the 1999 award. Payment of each of the other awards is contingent upon meeting the same performance targets set for the performance incentive units for the 1999-2001 and 2000-2002 performance periods (see Note 3 to the Long-Term Incentive Plan Award table below). The number of shares each of the officers will receive will be based upon performance and will range from 0% to 200% of the target award. At target, the CEO and other named officers will receive stock in the amounts stated above. For purposes of this Summary Compensation Table, the amount listed in Column (f) reflects the value of the stock award at target based on $14.7188 per share and $14.3438 per share, the average of the lowest and highest sale price for the Common Stock on the New York Stock Exchange on January 18, 2000 and March 17, 1999, the respective dates the awards were granted.

(3)  Options to purchase shares of the Company's Common Stock.
(4) Does not include discount on any Common Stock purchased by certain officers pursuant to the Company's Employee Stock Purchase Plan.
(5) Includes the fair market value of 15,000 shares of Common Stock awarded to Mr. Naples on October 2, 1998 pursuant to the 1995 Naples Restricted Stock Plan and Agreement, which shares had a fair market value of $225,937.50 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1998 of $15.0625 per share).
(6) Represents the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1998 of $18.00 per share) of 16,975 shares of restricted Common Stock awarded to Mr. Naples in lieu of an annual cash incentive bonus earned as a result of meeting pre-established financial criteria applicable to all incentive based employees.
(7)  Represents compensation earned under the Company's Profit Sharing Plan.
(8) Includes (i) $7,514 for 2000 and $14,400 for 1999 earned under the Company's Profit Sharing Plan and (ii) $39,644 for 1999 and $174,190 for 1998 for relocation expenses paid to Mr. Bauer in connection with his employment by the Company which included reimbursement for temporary living expenses, closing costs, and loss on sale of residence.
(9) Messrs. Ma and Meijer's compensation was paid in Hong Kong dollars and Dutch guilders, respectively. For purposes of this presentation, Messrs. Ma and Meijer's salary and bonus for each year have been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of such year.
(10) Represents housing benefits, vehicle expenses, and other benefits paid to Mr. Ma in connection with his assignment for the Company in Hong Kong.

Options/SAR Grants in the Last Fiscal Year

  During 2000, the Company granted stock options (without any stock appreciation rights) to the named executive officers as follows:

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                             Potential
                                                                          Realized Value
                                                                            at Assumed
                                                                          Annual Rates of
                                                                            Stock Price
                                                                         Appreciation for
                                        Individual Grants                 Option Term(4)
                         ----------------------------------------------- -----------------
          (a)               (b)           (c)          (d)       (e)       (f)      (g)
                         Number of
                         Securities
                         Underlying   % of Total    Exercise
                          Options   Options Granted  or Base
                          Granted    to Employees     Price   Expiration
Name                       (#)(1)       in 2000     ($/Sh)(2)  Date(3)    5%($)    10%($)
----                     ---------- --------------- --------- ---------- -------- --------
Ronald J. Naples........   40,700        28.9        14.7188   1/18/07    243,876  568,334
Joseph W. Bauer.........   14,400        10.2        14.7188   1/18/07     86,285  201,081
Daniel S. Ma............    4,800         3.4        14.7188   1/18/07     28,762   67,027
Marcus C.J. Meijer......   10,250         7.3        14.7188   1/18/07     61,418  143,131
Joseph F. Virdone.......    4,800         3.4        14.7188   1/18/07     28,762   67,027

--------
(1) All of the options granted to the named executive officers during 2000 are non-qualified stock options. The options granted to Mr. Virdone terminated upon the termination of his employment on December 31, 2000. Each of the other options became exercisable on January 18, 2001 as to 50% of the shares covered thereby, becomes exercisable as to an additional 25% of such shares on January 18, 2002, and becomes exercisable as to the remaining shares on January 18, 2003.
(2) The per share exercise price of each option is the fair market value of a share of Common Stock on the date the option was granted.
(3) The options granted to Mr. Virdone terminated upon the termination of his employment on December 31, 2000. Each of the other options is subject to termination prior to its stated expiration date in certain instances relating to termination of employment.
(4) These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of the Company's Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, that they will exist at the time of any option exercise.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

  The following table provides information related to options to purchase the Company's Common Stock exercised by the named executive officers during the year ended December 31, 2000 and the options they held as of the end of such year. The Company does not have any outstanding stock appreciation rights.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES

          (a)                (b)       (c)               (d)                       (e)
                                                Number of Securities      Value of Unexercised
                                               Underlying Unexercised     In-the-Money Options
                           Shares     Value    Options at Year End(#)       at Year End($)(1)
                         Acquired on Realized ------------------------- -------------------------
Name                     Exercise(#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Ronald J. Naples........        0         0     342,500      58,200       771,390      244,816
Joseph W. Bauer.........        0         0      22,750      39,150        39,976       99,051
Daniel S. Ma............        0         0      45,000       9,800        90,719       41,993
Marcus C. J. Meijer.....   14,450     7,531      97,500      17,750       134,140       75,476
Joseph F. Virdone.......        0         0      34,000       9,800       155,875       19,649

--------
(1) Represents, with respect to each share, the last sale price for the Company's Common Stock on the New York Stock Exchange on December 29, 2000, less the exercise price payable for the share.

Long-Term Performance Incentive Plan Awards in Last Fiscal Year

  During 2000, the Company granted performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officers as follows:

               LONG-TERM INCENTIVE PLAN--AWARDS LAST FISCAL YEAR

                                                               Estimated Future Payouts
                                                           Under Non-Stock Price-Based Plan
                                                          -----------------------------------
     (a)                      (b)              (c)            (d)         (e)         (f)
                                           Performance
                           Number of        or Other
                            Shares,       Period Until
                         Units or Other   Maturation or    Threshold    Target      Maximum
Name                      Rights(#)(1)       Payout       ($ or #)(2) ($ or #)(2) ($ or #)(2)
----                     -------------- ----------------- ----------- ----------- -----------
Ronald J. Naples........    100,000     2000 through 2002    5,000      100,000     200,000
Joseph W. Bauer.........     63,143     2000 through 2002    3,157       63,145     126,290
Daniel S. Ma............     13,300     2000 through 2002      665       13,300      26,600
Marcus C. J. Meijer.....     54,639     2000 through 2002    2,732       54,639     109,278
Joseph F. Virdone(3)....     13,300     2000 through 2002      665       13,300      26,600

--------
(1) Performance incentive units. Stock awards were issued in tandem with the performance incentive units, and payment of the stock awards is contingent upon meeting the same performance targets established for the performance incentive units. (See Note 2 to the Summary Compensation Table.)
(2) The value on maturation of a performance incentive unit is determined by performance over a time period as plotted on a grid defined by two axes; one axis sets forth average return on assets, and one axis sets forth average earnings per share for the period January 1, 2000 through December 31, 2002. Each performance incentive unit has a stated value of $1.00, and the 2000 performance incentive unit grid results in a zero payout for performance of less than 11.5% return on assets or less than an average earnings per share of $1.86 over the performance period. A payout of $1.00 per unit will be made if performance reaches the target, and a payout of $2.00 per unit will be made if performance reaches the maximum of the measurement scale.

(3) The performance incentive units and stock award made to Mr. Virdone during 2000 became null and void upon the termination of his employment on December 31, 2000.

Employment Agreements

  Effective January 1, 1999, the Company and Mr. Naples entered into a new employment agreement ("Employment Agreement") for a five (5) year term ending on December 31, 2003 and continuing thereafter for successive terms of one (1) year unless timely notice to terminate is given by either the Company or Mr. Naples. Mr. Naples' base salary for 2001 is set at an annual rate of $500,000 and is reviewed in the beginning of each year during the term of the Employment Agreement. Mr. Naples is eligible to participate in the Company's Annual Incentive Compensation Plan and Long-Term Performance Incentive Plan.

  The Employment Agreement further provides that upon the termination of Mr. Naples' employment for reasons other than Mr. Naples' death or disability or by the Company for "cause" or by Mr. Naples for other than "good reason" (each as defined in the Employment Agreement), the Company will pay Mr. Naples a termination benefit of three (3) times his base salary and annual bonus depending upon when such termination occurs. Furthermore, if Mr. Naples resigns for any reason between nine (9) and eighteen (18) months following a Significant Transaction, (as defined in the Employment Agreement), the Company will pay Mr. Naples a termination benefit of three (3) times his base salary and annual bonus. In addition, subject to certain conditions, if Mr. Naples' employment is terminated, his right to exercise his stock options may be accelerated. Under Mr. Naples' prior Employment Agreement, the Company made loans to cover withholding and additional taxes on stock awards previously earned in 1995, 1997, and 1998 in the aggregate principal amount of $828,570. Each of these loans has either a nine (9) or ten (10) year term and bears interest ranging from 5.28% to 6.4%, depending on the date the loan was made. The aggregate principal balance owing as of December 31, 2000 as a result of these loans was $828,570, exclusive of accrued interest in the amount of $70,656 which was paid subsequent to December 31, 2000.

  Each of the Company's other executive officers is employed pursuant to an employment agreement which provides for his salary and the basis upon which his bonus, if any, is to be calculated. Salary and bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Except in the case of Mr. Meijer, each employment agreement is for a current term of one (1) year and is renewable automatically for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. Mr. Meijer's employment agreement provides for continued employment until either party gives the other party three (3) months' notice of termination. In addition, Mr. Meijer's agreement provides for a payment equal to two (2) years salary, bonus, and vacation if he elects to resign from his position within twelve (12) months of a change in control as defined in his employment agreement. Also, if the Company terminates Mr. Meijer's employment for other than cause, it is required to pay Mr. Meijer an amount equal to two (2) months income (as defined in Mr. Meijer's employment agreement) for each year of service up to a maximum of twenty-four (24) months. In addition, Mr. Bauer is entitled to twenty-four (24) months salary and bonus, and Mr. Ma is entitled to eighteen
(18) months salary and bonus, if he is terminated (other than for cause as defined in the applicable employment agreements) within three (3) years of a change in control, and in all other cases, Mr. Bauer is entitled to severance equal to twelve (12) months of salary if terminated by the Company (other than for cause as defined in the employment agreement).

  In December 2000, the Company entered into an agreement with Mr. Virdone relating to the termination of his employment, effective December 31, 2000. Pursuant to the agreement, the Company paid Mr. Virdone $87,938 in March 2000, representing his bonus for 2000, and $48,125 in lieu of any other benefits for the Long-Term Incentive Plan's 1999-2001 performance period. The Company also accelerated to December 31, 2000 the vesting of options to purchase 5,000 shares of the Company's Common Stock which, by their terms, became exercisable for a ninety (90) day period. The agreement also entitles Mr. Virdone to receive salary continuation payments totaling $181,000 in January 2002.

Pension and Death Benefits

  Substantially all of the Company's U.S. employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. For the period through December 31, 2000, the annual pension benefit is determined based on two formulas, a past service formula for service through December 1, 1996 and a future service formula for service beginning December 1, 1996, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1996 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1996; and (b)(i) for the employee's service after December 1, 1996 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1996 beyond 35 years, 1.3% of annual pay. As of January 1, 2001, a new formula was adopted. It is an accrual-based formula providing for annual credits from approximately 3% to 7% of an employee's salary depending on age and service, with interest on the balance accruing based on average rate of interest on 30-year treasury bonds. The pension benefit is now calculated based on the benefit accrued under the old formula as of December 31, 2000 and then under the new formula commencing January 1, 2001.

  Listed below for each of the persons named is the estimated annual pension benefit payable and the years of credited service under the Pension Plan. The estimate of the annual pension benefit for each named executive officer other than Mr. Virdone represents the accrued benefit as of November 30, 2000 plus an estimate of the additional benefit that will accrue from December 1, 2000 to age 65, based upon W-2 or other information. The amount set forth for Mr. Virdone represents the amount accrued as of the termination of his employment on December 31, 2000.

                                                               Years of Credited
                                              Estimated Annual   Service as of
   Name                                       Pension Benefit       12/31/00
   ----                                       ---------------- -----------------
   Ronald J. Naples..........................     $17,717               4
   Joseph W. Bauer...........................      11,989               2
   Daniel S. Ma..............................      20,945               7
   Marcus C. J. Meijer.......................      84,760(1)            9
   Joseph F. Virdone.........................      12,472               5

--------
(1) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

  The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for Federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each such full year of employment less than 30 (15 years in the case of Mr. Naples). Further, under certain circumstances, Mr. Naples' benefit commencement date may be reduced to age 60. Because the benefits payable under the Program depend on various post-retirement factors that are not presently known or knowable (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, Federal, state, and local income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 2000 in the aggregate amount of $284,412.

  Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming, in the case of each named executive officer other than Mr. Virdone, that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current Federal, state, and local income tax rates applicable to pension and social security benefits. Mr. Virdone's estimated annual payment was determined as of the termination of his employment on December 31, 2000.

                                                               Estimated Payment
   Name                                                        Under the Program
   ----                                                        -----------------
   Ronald J. Naples...........................................     $328,648
   Joseph W. Bauer............................................       96,875
   Daniel S. Ma...............................................       57,372
   Marcus C.J. Meijer.........................................            0(1)
   Joseph F. Virdone..........................................       56,350

--------
(1) Mr. Meijer does not participate in the Pension Plan and, therefore, is not eligible for payments under the Program.

  Certain of the Company's executive officers, including Messrs. Naples and Bauer, are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary plus $30,000, is payable in installments at various times over a 40-month period after death. The Company's policy is not to provide currently for this contingent future liability.

Compensation of Directors

  Employees of the Company are not paid any fees for services as a director of the Company. Directors who are not employees of the Company are paid an annual retainer of $18,000. Directors who are not current or former employees of the Company are paid a fee of $1,000 for each Board and each Committee meeting attended. Committee Chairmen are paid an annual retainer as follows: Audit Committee, $2,000; Nominating Committee and Compensation/Management Development Committee, $1,500; Executive Committee, $48,000.

  Each member of the Board is required to hold at least 5,000 shares of the Company's Common Stock, and, until 5,000 shares are accumulated, 75% of the annual retainer is paid in the form of shares.

Compensation Committee Interlocks and Insider Participation

  The individuals who served as members of the Compensation/Management Development Committee during the year ended December 31, 2000 are Robert H. Rock, Chairman, Patricia C. Barron, Donald R. Caldwell, Robert E. Chappell and Edwin J. Delattre. Each individual continues to serve as a member of the Committee, with the exception of Dr. Delattre, who ceased to be a member in May 2000. Neither Dr. Delattre nor any current member of the Compensation/Management Development Committee is an officer or other employee, or former employee, of the Company or any subsidiary of the Company.

  The Chief Executive Officer makes recommendations to the Compensation/Management Development Committee concerning the compensation of the Company's senior officers other than the Chief Executive Officer. These recommendations are acted upon by the Compensation/Management Development Committee, which has the ultimate authority for determining the compensation of all the Company's officers.

COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

  The Compensation/Management Development Committee (the "Committee") of the Board is comprised of four independent non-employee directors. The Committee is responsible for establishing and maintaining the Company's executive compensation and management development programs which have been designed to attract and retain performance-oriented key executives who are committed to the long-term success of the Company and the enhancement of shareholder value.

  The purpose of the Company's executive compensation program is to compensate on the basis of performance. Accordingly, a considerable portion of an executive officer's total compensation is incentive-based and tied directly to the achievement of pre-established business goals. By relating executive compensation to the results achieved, compensation is linked to the interests of all shareholders. The program has three components: a base salary; an annual incentive cash payment; and compensation realized from options, common stock, and cash payments issued under the Company's Long-Term Performance Incentive Plan (the "Plan").

Competitive Reward Systems

  In order to attract, motivate, and retain executives, the Company positions its executive officer base pay levels at the median of a broad cross section of both chemical, chemical specialty, and general industry companies, using a database available through a human resources consulting company. The Company positions, assuming maximum incentive payments, the total compensation for executives in the seventy-fifth percentile of the comparator group. Because base salaries are targeted at the median, the compensation focus for executives is clearly on long-term incentives. With respect to executive officers in other countries, the base pay is determined based upon the regions in which they are located. While average base pay is at the median of the companies surveyed according to recent data, attainment of the maximum incentive portion would place total compensation in the seventy-fifth percentile of the survey group.

Compensation Components

  Base salary is reviewed annually and increases are based primarily on performance against pre-established goals with major emphasis on the attainment of financial objectives and the extent of the individual's penetration of his or her salary range. Increases in salary in 2000 were determined by considering market data, responsibilities of the position, job performance, and the Company's overall financial results. In the case of some foreign-based executive officers, salary increases may be mandated by the laws in the particular country or region even when similar increases are not granted to officers residing in the United States.

  The incentive compensation component is paid on an annual basis in the form of a cash bonus. The incentive is designed to be a short-term award for specific results and performance in a given year and to be competitive within the marketplace. In 2000, the major portion of the incentive award was based on the attainment of a previously established consolidated corporate Profit-Before-Tax ("PBT") target. In the case of the business unit heads, a portion of their incentive award was based on attainment of a previously established global business unit responsibility margin targets and/or objectives. The actual incentive award payout is based on the attainment of corporate financial goals and, in certain cases, global business unit goals.

   At the beginning of the year, the Chief Executive Officer ("CEO") recommends bonus gates at three levels of consolidated corporate PBT performance and business unit goals. As to corporate PBT, the bonus gates are as follows: (1) Threshold -- the PBT level at which an entry bonus is earned;
(2) Mid-- the PBT level at which a mid-level bonus is earned; and (3) Maximum -- the PBT level at which the maximum bonus is earned. The business unit goals vary from year to year. The maximum financial bonus amount is determined by multiplying the compensation salary grade midpoint of the position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of the Company, the greater the percentage. In the case of the CEO, the maximum financial award that might be paid is 80% of his salary. The applicable maximum percentage for executive officers is lower and can range from 45% to 60% of base salary. Depending upon the performance level achieved, the bonus amount can be as high as the Maximum, or if performance is below the Threshold level, no bonus will be paid.

   In 2000, pre-tax profits were slightly below the Maximum level, and, accordingly, the CEO and all other executive officers did receive bonuses calculated at 91% of the Maximum level, and for certain business unit heads, bonuses were calculated based on business unit performance against business unit goals.

  The final component is compensation realized from the Long-Term Performance Incentive Plan comprising a combination of grants of incentive stock options, non-qualified options, Common Stock, and cash issued under the Plan. Awards under the Plan play an important role in the Company's executive compensation structure thereby making compensation more dependent upon the long-term performance of the Company. With stock options, once exercisable, our executive officers have the potential to benefit only if the stock price exceeds the fair market value of the Company's Common Stock which existed at the date of the grant. The payment of the Common Stock and performance incentive cash awards is dependent upon meeting certain predetermined performance targets which, for the 2000-2002 performance period, are based on an average earnings per share growth rate and a pre-tax return on assets. The purpose of issuing stock options, stock, and performance incentive cash awards is to motivate executive officers to make the types of long-term changes in the Company's business that will affect long-term total return to shareholders. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amounts of awards previously granted.

  Consistent with this philosophy, the Company encourages and in some cases requires executives to hold stock delivered through equity-based plans. In 1999, the Committee established stock ownership guidelines for officers and key employees of the Company. The guidelines for stock ownership range from stock worth 25% to 300% of base salary depending on job level. Penalties may be applied to those who do not meet the guidelines within four years of becoming covered by the guidelines.

  The Company's practice is to grant stock options combined with Common Stock and performance incentive cash awards to executive officers every year for rolling three-year performance periods. On January 18, 2000, the Committee granted options, stock awards, and performance incentive cash awards for the 2000-2002 period to the CEO and all of the other named executive officers.

Compensation of Chief Executive Officer

  The compensation paid to the Company's CEO, Ronald J. Naples, for his services during the year 2000 consisted of a base salary, an annual bonus, and a long-term incentive award for the 1997-2000 performance period. During the year 2000, the Committee also awarded stock options, performance incentive units, and a restricted stock award to Mr. Naples that may be earned over the 2000-2002 performance period. The Committee believes that compensation earned by or awarded to Mr. Naples in the year 2000 was reasonable and appropriate. Compensation for Mr. Naples is set as follows: (i) the Committee first compares Mr. Naples' total compensation and the individual components thereof (base salary, annual bonus, and long-term incentives) against compensation (and components thereof) paid to other CEOs within industries against which all other Company positions are compared; (ii) the Committee then sets Mr. Naples' base salary and incentive opportunities based on its subjective assessment of his performance over the prior year between the 50th and 75th percentile of the comparable group; and (iii) amounts paid in annual and long-term incentive compensation are dependent on meeting the same performance criteria applicable, as appropriate, to all other bonus participants.

  Mr. Naples' base salary for 2000 was fixed at $480,000 in January 2000. For the year 2000, the Committee established a maximum annual bonus amount for Mr. Naples equal to 80% of his base salary for 2000, based on the Committee's subjective evaluation of Mr. Naples' position within the Company and his potential impact on the profitability of the Company. The bonus Mr. Naples received for the year 2000 was calculated solely on the attainment of a previously established corporate PBT target, which resulted in the payment of a bonus for the year 2000 in the amount of $349,440, representing 91% of the maximum bonus amount Mr. Naples might have earned for the year.

  In 2000, Mr. Naples also received a cash payment in the amount of $544,704 representing his award for the 1997-2000 performance period under the Long-Term Incentive Plan in effect in 1997 when the performance goals applicable to the 1997-2000 performance period were established. The amount of this payment was determined based on the Company's performance over the four-year performance period compared with performance goals established at the beginning of the performance period.

  It is the Company's current practice to grant stock options combined with restricted stock awards and performance incentive cash awards to its executives, including the CEO, every year for a rolling three-year performance period. The purpose of issuing stock options, restricted stock awards, and performance incentive cash awards is to motivate long-term contributions to the Company that will improve the long-term total return to shareholders. On January 18, 2000, Mr. Naples was granted for the 2000-2002 performance period under the Company's 1999 Long-Term Performance Incentive Plan 40,700 non-qualified stock options, 8,700 shares of restricted stock, and 100,000 performance units which will be payable in cash. The options became exercisable as to 20,350 shares on January 18, 2001, and, subject to Mr. Naples' continued employment with the Company, become exercisable as to 10,175 shares on January 18, 2002 and as to the balance of the shares on January 18, 2003. The potential benefit Mr. Naples can realize from his stock options once exercisable is dependent on whether the price of the Company's Common Stock exceeds the option exercise price of $14.72 per share, representing the fair market value of the Common Stock on the date the options were awarded. The payment of the Common Stock and performance incentive cash award is dependent upon the Company's meeting certain predetermined performance targets which, for the 2000-2002 performance period, are based on an average earnings per share growth rate and a pre-tax return on assets.

Deductibility of Compensation for Tax Purposes

  Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the other four most highly compensated executive officers. Although the reported compensation of the Company's CEO for the year 2000 was in excess of $1,000,000, the $1,000,000 threshold for Section 162(m) purposes was not exceeded due to a variety of factors. Accordingly, all of the compensation paid in 2000 to the Company's CEO and the other four most highly compensated executive officers is expected to be fully deductible for tax purposes by the Company. Because it is likely that the compensation of the CEO will exceed $1,000,000 in the current and future years, the Company is taking measures to permit it to qualify certain of the compensation paid to its executive officers as "performance-based compensation" under Section 162(m) of the Code, including the recommendations for approval by shareholders of the compensation plans described in proposals 2 and 3 in this Proxy Statement. To the extent possible, the Committee intends to continue to structure the compensation of the Company's executives to permit the compensation paid to these individuals to be allowed as a deduction for Federal income tax purposes. But, the Committee may choose to provide compensation that is not deductible in order to retain or to secure the services of key executives when it determines that it is in the best interest of the Company to do so.

                               Compensation/Management Development Committee

                                          Robert H. Rock, Chairman
                                          Patricia C. Barron
                                          Donald R. Caldwell
                                          Robert E. Chappell

Performance Graph

  Set forth below is a graph comparing the cumulative total return (assuming reinvestment of dividends) from December 31, 1995 to December 31, 2000 for (i) the Company's Common Stock, (ii) the S&P SmallCap 600 Stock Index (the "SmallCap Index"), and (iii) the S&P Chemicals (Specialty) Index (the "Chemicals Index"). The graph assumes the investment of $100 on December 31, 1995 in each of the Company's Common Stock, the stocks comprising the SmallCap Index, and the stocks comprising the Chemicals Index.


                  12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                  --------   --------   --------   --------   --------   --------
Quaker              $100     $127.67    $153.90    $152.71    $126.79    $175.64
SmallCap Index       100      121.32     152.36     150.37     169.02     188.96
Chemicals Index      100      164.38     208.33     220.65     219.48     234.22

               APPROVAL OF THE 2001 GLOBAL ANNUAL INCENTIVE PLAN

Background

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1,000,000 the compensation the Company may deduct on its tax return for any fiscal year for amounts paid to its chief executive officer or any one of its other four highest compensated executive officers. Notwithstanding this limitation, any compensation the Company pays in excess of the $1,000,000 limit that constitutes "performance-based compensation" under Section 162(m) is deductible by the Company without regard to the limitation. While the annual bonuses the Company has paid to its executives in past years have been determined based on a measurement of the Company's performance against established performance goals, those bonuses did not qualify as "performance-based compensation" under Section 162(m), which can only be paid pursuant to a plan that satisfies certain requirements and is approved by shareholders.

  The Board of Directors adopted the 2001 Global Annual Incentive Plan (the "Annual Plan") on March 21, 2001, subject to the approval of the Company's shareholders, to permit the Company to pay bonuses that will constitute qualified "performance-based compensation" as that term is used for purposes of Section 162(m). If the bonuses paid under the Annual Plan are treated as "performance-based compensation" for purposes of Section 162(m), any such payments will be fully deductible under that provision of the Code, notwithstanding the limitation on the deduction by the Company of compensation paid to its chief executive officer or to certain other of its top paid officers in excess of $1,000,000 in any one taxable year. Among other requirements, for bonus payments under the Annual Plan to qualify as "performance-based compensation," the material terms of the plan and the permitted business criteria used to establish performance goals must be disclosed to and approved by the Company's shareholders. The Annual Plan has, therefore, been adopted by the Board of Directors subject to disclosure of the terms of the plan to the Company's shareholders and approval of the plan by shareholders. No bonuses will be payable under the Annual Plan unless and until shareholder approval for the Annual Plan is obtained and all other requirements set forth in the Annual Plan for the payment of bonuses are satisfied.

Description of the Annual Plan

  The Annual Plan provides for the payment of bonus compensation to participating employees on the achievement of performance goals that generally will be established on an annual basis. A limited number of individuals will be selected to participate in the Annual Plan. The participants in the Annual Plan will be determined annually by the committee which administers the plan from among the approximately 943 full-time salaried employees of the Company and its majority-owned subsidiaries, including the Company's executive officers.

  The Annual Plan will be administered by one or more committees established by the Board of Directors for that purpose (any such administrative committee being hereinafter referred to as the "Committee"). The Committee which administers the Annual Plan with respect to those participants who are "Covered Employees" (as defined) and/or are subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 ("Designated Participants") must consist of at least two (2) members of the Board of Directors, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" as that term is used for purposes of Section 162(m). As defined in the Annual Plan, "Covered Employees" means the Company's Chief Executive Officer and its other four highest compensated officers whose compensation is required to be reported to shareholders in the proxy statement relating to its annual meeting of shareholders. The Compensation/Management Development Committee of the Board of Directors will initially administer the Annual Plan with respect to the Designated Participants and the plan's other participants. The current members of the Compensation/Management Development Committee, each of whom is a non-employee director within the meaning of Rule 16b-3 and an "outside director" for purposes of Section 162(m), are P. C. Barron, D. R. Caldwell, R. E. Chappell, and R. H. Rock.

  The Annual Plan provides for the payment of bonuses on the attainment of applicable performance goals established for each "performance period." In general, performance periods will correspond to the calendar year (which is also the formal "plan year"), although other performance periods may be established from time to time. The Committee will establish objective performance goals and objective computation formulae or methods for determining each participant's bonus under the Annual Plan for each performance period. Under the terms of the Annual Plan, the performance goals applicable to any performance period must be established during the first 90 days of the performance period or, if shorter, within the first 25% of the performance period.

  The performance goals established by the Committee may include any one or more of the following corporate business criteria: profit before taxes, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may include a participant's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

  Bonuses payable under the Annual Plan may be paid in cash, shares of the Company's Common Stock, or a combination of both. The cash bonus payable under the terms of the Annual Plan to any participant during any one calendar year cannot exceed 300% of the participant's annual base salary (as in effect as of the first day of the calendar year) or $3,000,000, whichever is less. The bonus payable in the form of a transfer of shares of the Company's Common Stock under the terms of the Annual Plan to any participant during any one calendar year cannot exceed 100,000 shares. The annual limitation on bonuses payable in shares has no impact on any bonus payable in cash, and similarly the annual limitation on bonuses payable in cash has no impact on any bonus payable by means of a transfer of Common Stock.

  The limits established in the Annual Plan on the size of individual awards have been set at levels which exceed the amounts currently anticipated to be awarded to any one employee during a year. The Section 162(m) regulations allow only "negative discretion" on the part of the Committee in the amount of awards made under this type of plan. Accordingly, the limits have been set at the higher levels in order to preserve the Company's ability to make larger individual awards if the Committee should determine in the future that larger awards are in the best interest of the Company, such as for the purpose of retaining the services of a valued executive or other employee or to enable the Company to secure the services of such an individual.

  Up to a total of 500,000 shares of the Company's Common Stock are available for bonus awards under the Annual Plan. If there are certain changes to the Company's Common Stock through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment will be made under the Annual Plan to the limitations noted above that are stated by reference to number of shares. Any such adjustment will be made by a determination of the Committee and the Committee's determination will be binding.

  The last reported sale price for the Company's Common Stock on the New York Stock Exchange on March 21, 2001 was $17.16 per share.

  At the end of each performance period, the Committee will be required by the terms of the Annual Plan to certify in writing whether the pre-established performance goals and objectives have been attained. The actual bonus award for any participant for a performance period will then be determined based upon the pre-established computation formulae or methods applicable to that participant. The Committee will have no discretion to increase the amount of any participant's bonus under the Annual Plan as so determined, but may reduce the amount of, or totally eliminate, any participant's bonus if the Committee determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or any other factors the Committee deems appropriate.

  The Committee has approved a grant to the Company's CEO, Ronald J. Naples, of a bonus pursuant to the Annual Plan consisting of 100,000 shares of the Company's Common Stock, subject to the terms and conditions described below. The shares, which are expected to be issued in April 2001 in accordance with the terms of the Annual Plan, will be subject to forfeiture if the Annual Plan is not approved by shareholders, or if the Company fails to achieve a target level of earnings per share established by the Committee for the year 2001. If the Annual Plan is approved by shareholders and the target level is achieved, 40,000 of the shares will become vested as soon as practicable following the Committee's certification of the achievement of the target, and an additional 20,000 shares will become vested on January 23, 2003, 2004, and 2005, respectively, in each case subject to Mr. Naples' continued employment by the Company on such date. The amount of any other awards that may be made pursuant to the Annual Plan cannot be determined at this time.

  Approved awards under the Annual Plan will be payable as soon as practicable after the end of each performance period and after the Committee has certified in writing that the relevant performance goals were achieved, or at such other time or times as the Committee may establish. Awards that are otherwise payable to a participant who is not employed by the Company on the last day of a performance period may be prorated or eliminated pursuant to applicable provisions of the Annual Plan.

  In general, a participant will recognize ordinary taxable income upon receipt of payments under the Annual Plan. Where a bonus under the Annual Plan is paid in the form of a transfer of shares of Common Stock, those shares may, at the discretion of the Committee, be subject to conditions, restrictions, or limitations that constitute for Federal income tax purposes a substantial risk of forfeiture ("Restrictions"). In such a situation, the transfer of the shares should not, absent an election by the recipient under Section 83(b) of the Code (as described below), cause the recipient to recognize any taxable income until the Restrictions to which the shares are subject lapse. Upon the lapse of the Restrictions, the fair market value of the shares, determined as of the date the Restrictions lapse, must be recognized as ordinary income by the recipient. Subject to any applicable limitations, the Company will be entitled to a deduction equal to the amount of such ordinary income in the year in which the income is recognized by the recipient. The basis of the stock in the hands of the recipient will, for purposes of determining his or her gain or loss on a subsequent disposition of the shares, generally be equal to the fair market value of the shares on the date the Restrictions lapse.

  Under the provisions of Section 83(b) of the Code, a recipient of a bonus in the form of a transfer of shares of Common Stock subject to Restrictions may, within thirty (30) days after receipt of those shares, elect to include in taxable income an amount equal to the fair market value of those shares (determined without regard to the Restrictions thereon) as of the date the shares are transferred. In that event, no additional income is recognized merely on account of the later lapse of the Restrictions, and the appreciation in value from the date of the transfer through the date the shares are sold will be treated as a capital gain. However, if the shares are forfeited subsequent to such an election, the recipient will not be entitled to a deduction. An election under Section 83(b) may not be revoked without the consent of the Internal Revenue Service. Any participating employee who receives shares of Common Stock under the Annual Plan should consult his or her personal tax advisor before making this election.

  The Annual Plan may be terminated or amended by the Board of Directors without shareholder approval, except that no amendment to the Annual Plan may become effective without shareholder approval if the amendment would (i) increase the maximum cash or stock award permitted under the Annual Plan; (ii) increase the number of shares of Common Stock available for awards under the Annual Plan; (iii) extend the term of the Annual Plan; (iv) materially modify the requirements as to eligibility for participants in the Annual Plan; (v) change the business criteria which may be used in establishing performance goals; (vi) modify the Annual Plan in a manner that would cause it to fail to meet the requirements under Section 162(m) of the Code applicable to payments of "performance-based compensation"; or (vii) cause awards made pursuant to the Annual Plan to fail to be exempt under the requirements of Rule 16b-3.

  If approved by shareholders, the Annual Plan will continue in effect until the 2006 annual meeting of the Company's shareholders, unless earlier terminated by the Board of Directors.

  The foregoing description of the Annual Plan is qualified in all respects by reference to the actual provision of the plan, a copy of which is included with this Proxy Statement as Exhibit C.

Vote Required for Approval of the Annual Plan

  Approval by the shareholders of adoption of the Annual Plan requires the affirmative vote of a majority of the votes cast on this proposal. If the Annual Plan is not approved by shareholders, no awards will be made pursuant to the Annual Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 GLOBAL ANNUAL INCENTIVE PLAN.

           APPROVAL OF THE 2001 LONG-TERM PERFORMANCE INCENTIVE PLAN

Background

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1,000,000 the compensation the Company may deduct on its tax return for any fiscal year for amounts paid to its chief executive officer or any one of its other four highest compensated executive officers. Notwithstanding this limitation, any compensation the Company pays in excess of the $1,000,000 limit that constitutes "performance-based compensation" under Section 162(m) is deductible by the Company without regard to the limitation. On May 12, 1999, shareholders approved the Company's 1999 Long-Term Performance Incentive Plan (the "1999 Plan"). Because none of the compensation paid under the 1999 Plan can qualify as "performance-based compensation" under Section 162(m), the Board of Directors is recommending that shareholders approve a new 2001 Long-Term Performance Incentive Plan (the "2001 Plan") which would permit the Company to pay "performance-based compensation" under Section 162(m). Except as otherwise described below, the terms of the 1999 Plan, as currently in effect, are similar in all material respects to the terms of the 2001 Plan. If the 2001 Plan is approved by shareholders, no further awards will be made pursuant to the 1999 Plan which otherwise will continue in effect, in accordance with its terms, until December 31, 2008 unless earlier terminated by the Board of Directors.

Description of the 2001 Plan

  The following description of the 2001 Plan is qualified in all respects by reference to the actual provisions of the plan, a copy of which is included with this Proxy Statement as Exhibit D.

General

  The 2001 Plan, which was adopted by the Board of Directors on March 21, 2001, subject to approval by the Company's shareholders, authorizes the granting of stock options, with or without related stock appreciation rights, stock awards, and performance incentive units to key employees for the purpose of rewarding them if long-term corporate financial objectives are achieved, furthering the identity of their interests with the interests of the shareholders of the Company and assisting in recruiting and retaining employees of initiative and ability. From among the approximately 1,051 full-time salaried employees of the Company and those corporations in which the Company owns a 50% or greater interest, including the Company's executive officers, the committee which administers the 2001 Plan will select for participation in the 2001 Plan those individuals whose efforts, in the committee's judgment, have the greatest impact on the Company's long-term financial performance.

Plan Administration

  The 2001 Plan will be administered by a committee (the "Committee") which must consist of at least two (2) members of the Board of Directors, each of whom must be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and an "outside director" as that term is used for purposes of Section 162(m). The Compensation/Management Development Committee of the Board of Directors will administer the 2001 Plan. The current members of the Compensation/Management Development Committee, each of whom is a non-employee director within the meaning of Rule 16b-3 and an "outside director" for purposes of Section 162(m), are P. C. Barron, D. R. Caldwell, R. E. Chappell, and R. H. Rock.

Stock Options and Stock Appreciation Rights

  The 2001 Plan provides for options which are intended to qualify as "incentive stock options" under Section 422 of the Code, and options intended not to so qualify ("non-qualified options"). To the extent that the aggregate fair market value of stock, with respect to which incentive stock options are exercisable for the first time by a Participant, as defined in the 2001 Plan, during any calendar year under the 2001 Plan and any other plan of the Company or a Subsidiary exceeds $100,000, such stock options are treated as non-qualified options rather than incentive stock options. A description of other differences between incentive stock options and non-qualified options arising from the tax consequences attendant to each is set forth under the heading "Certain Federal Income Tax Consequences," below.

  The option price for each option granted under the 2001 Plan will be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted. The option price for each incentive stock option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, will be at least 110% of the fair market value of the Company's Common Stock on the date the option is granted. The option price must be paid in full at the time of exercise in cash, or may, if not prohibited by the Committee, be paid in shares of the Company's Common Stock having a fair market value equal to the option price or a combination of shares and cash. No option may be exercised prior to the expiration of one (1) year from the date the option is granted.

  The last reported sale price for the Company's Common Stock on the New York Stock Exchange on March 21, 2001 was $17.16 per share.

  An employee may not exercise his or her option after his or her employment has been terminated for cause, as determined by the Committee. If a Participant ceases to be an employee because of death or retirement, the Participant or his or her heirs, beneficiaries, estate, or representative, as the case may be, may exercise the option any time after he or she has ceased to be an employee for a period not to exceed the shorter of three (3) years from the date of termination or the expiration of the term of the option to the extent the option was or becomes exercisable during such period pursuant to the vesting schedule set forth in the original grant document, or as may be otherwise provided for in the grant document or by action taken by the Committee at its discretion to accelerate the exercisability of the option. If a Participant ceases to be an employee because of his or her total disability, options held by the Participant will be exercisable through the stated option expiration date and shall be exercisable to the extent the option was or becomes exercisable during such period pursuant to the vesting schedule set forth in the original grant document, or as may be otherwise provided for in the grant document or by action taken by the Committee at its discretion to accelerate the exercisability of the option. An individual who ceases to be an employee for any other reason may exercise his or her option for a period not to exceed the shorter of three (3) months after the termination of employment or until the stated expiration date of the option to the extent the option otherwise is or becomes exercisable pursuant to its terms, or to the extent the Committee otherwise determines with respect to non-qualified options. Under the 2001 Plan, the Committee has the right in its discretion to accelerate the exercise date of options previously granted to employees whose employment is to be terminated.

  In addition, upon the occurrence of certain change-in-control events, all outstanding options granted pursuant to the 2001 Plan will become immediately exercisable regardless of any terms to the contrary. These events include (i) a person acquiring 30% or more of the combined voting power of the Company's then outstanding securities (or such lesser percentage, but not less than 15%, as the Board of Directors of the Company shall determine); (ii) a change in the majority of the Company's directors over a two-year period the nomination of which was not approved by two-thirds of the directors then currently in office; (iii) a merger or consolidation in which the Company is not the survivor; or (iv) the sale, lease or other transfer of substantially all of the assets of the Company.

  No option granted under the 2001 Plan will be transferable by the holder except by will or the laws of descent and distribution.

  The number of shares of the Company's Common Stock for which options may be awarded pursuant to the 2001 Plan to any employee during any one calendar year may not exceed 500,000

(subject to appropriate adjustment upon the occurrence of certain events including a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, stock consolidation or the sale of all or substantially all of the Company's assets). This limit, like the annual limitation on the amount of compensation that may be paid for performance incentive units, discussed below, has been set at a level which exceeds the amount currently anticipated to be awarded to any one employee during a year. The limit has been set at the higher level in order to preserve the Company's ability to make larger individual awards if the Committee should determine in the future that larger awards are in the best interest of the Company, such as for the purpose of retaining the services of a valued executive or other employee or to enable the Company to secure the services of such an individual. The 1999 Plan does not include such a limitation.

  The 2001 Plan provides that a stock option may be granted with related stock appreciation rights which entitle the holder to surrender the stock option, or any portion thereof, to the extent unexercised and to receive for each share subject to the surrendered stock option the amount, if any, by which the fair market value of a share of the Company's Common Stock at the time the stock appreciation rights are exercised exceeds the exercise price of the surrendered stock option. Upon the exercise of a stock appreciation right, the Company will pay the difference in cash and/or by delivery of shares of the Company's Common Stock valued at their fair market value at the time of delivery, as the Committee may determine. Stock appreciation rights may be exercised at such time or times and to the extent, but only to the extent, that the related stock option may be exercised.

Restricted Stock Awards

  The 2001 Plan authorizes the Committee to grant restricted stock awards in the form of shares of Common Stock ("Stock Awards"). Stock Awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not limited to, restrictions on transferability and continued employment. The 2001 Plan grants the Committee the discretion to accelerate the delivery of a Stock Award in certain cases.

Performance Incentive Units

  The Committee may grant performance incentive units, either in connection with or separately from the grant of stock options or Stock Awards, under the 2001 Plan. However, no more than one grant of performance incentive units may be made to any employee with respect to a given performance award period. Each performance award period will be a three-calendar-year period.

  At the beginning of each performance award period, the Committee will establish performance targets based on management's recommendation (which may be expressed as increases in the Company's earnings per share, return or average return on assets, or in terms of any financial or other standard as the Committee may determine in its discretion), the stated value (expressed in dollars) of performance incentive units to be granted with respect to that performance award period and the percentage of stated value to be earned per performance incentive unit upon the achievement of various target levels. After the end of a performance award period, the value of the performance incentive units will be paid to the Participant in cash. Failure to achieve the minimum performance target established will result in a zero valuation for a performance incentive unit. The maximum value of a performance incentive unit cannot exceed 200% of its stated value.

  A Participant must be employed by the Company at the date of payment for all performance incentive units awarded for the applicable performance award period, except that the Committee has the authority to direct payment to any Participant or his or her beneficiary in the event his or her employment is terminated by reason of retirement or death before the end of the performance award period.

  The Committee has authority, in certain circumstances, to modify established performance targets if, as a result of unforeseen extraordinary and material changes during a performance award period in the Company's business, operations, corporate structure, capital structure, or manner in which it conducts its business, the Committee determines that the established performance targets are no longer suitable. No such modification may be made if the modification would cause the payments under the 2001 Plan with respect to the modified performance target to fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

  The 2001 Plan includes additional provisions relating to performance incentive units which are not included in the 1999 Plan. The additional provisions, which are intended to permit the Company to make payments and/or to transfer shares of Common Stock as an award to a Participant who is or may be a "Covered Employee" with respect to a performance incentive unit that will qualify as "performance-based compensation" for purposes of Section 162(m), include the following:

(i) All discretionary actions taken under the 2001 Plan with respect to grants of performance incentive units for a Covered Employee (or any other Participant who it is determined by the Committee may be a Covered Employee at the time any payment with respect to a performance incentive unit is made) shall be exercised exclusively by the Committee.

(ii) No Participant shall receive cash compensation pursuant to the 2001 Plan attributable to his or her performance incentive units during any one calendar year in an amount that exceeds the lesser of five (5) times his or her base salary or $5,000,000.

(iii) No Participant shall receive compensation in the form of shares of the Company's Common Stock attributable to his or her performance incentive units during any one calendar year in excess of 500,000 shares.

(iv) Each performance target applicable to a Covered Employee (or any other Participant who it is determined by the Committee may be a Covered Employee at the time any payment with respect to a performance incentive unit is made) shall be established within ninety (90) days of the applicable performance award period or, if shorter, within the first 25% of the performance award period.

(v) Each performance target applicable to a Covered Employee (or any other Participant who it is determined by the Committee may be a Covered Employee at the time any payment with respect to a performance incentive unit is made) shall provide an objective method for determining whether the performance target has been achieved, and an objective method for computing the amount that may be paid to the Covered Employee based on the attainment of one or more performance targets.

(vi) No Covered Employee (or any other Participant who it is determined by the Committee may be a Covered Employee at the time any payment with respect to a performance incentive unit is made) may receive any payment with respect to a performance incentive unit unless and until (a) the 2001 Plan is approved by shareholders, and (b) the Committee has certified in writing the achievement of the applicable performance target(s).

(vii) In establishing any performance target under the 2001 Plan, the Committee shall establish an objective business target based upon one or more of the following criteria (which may be determined for these purposes by reference to (a) the Company as a whole, (b) any of the Company's subsidiaries, operating divisions or other operating units, or (c) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

Limitation on Number of Shares

  The total number of shares of the Company's Common Stock that may be delivered under the 2001 Plan cannot exceed 1,000,000 (subject to adjustment for stock splits, stock dividends, and other events affecting the Company's Common Stock).

  If a stock option or a Stock Award is terminated, in whole or in part, prior to exercise or delivery, as applicable, the shares allocated to the stock option, the Stock Award, or portion thereof so terminated may be reallocated to another stock option or Stock Award to be granted under the 2001 Plan, except that shares allocated to stock options surrendered upon exercise of related stock appreciation rights may not be reallocated.

Other Material Provisions

  While it is contemplated that the shares of the Company's Common Stock issued pursuant to the 2001 Plan will be authorized but unissued shares, the 2001 Plan also permits the use of treasury shares.

  The 2001 Plan may be terminated or amended by the Board of Directors without shareholder approval, except that no amendment to the 2001 Plan may become effective without shareholder approval if the amendment would (i) increase the number of shares of Common Stock which may be delivered under the 2001 Plan;
(ii) extend the term of the 2001 Plan; (iii) increase the period during which an option may be exercised beyond ten (10) years from the date of the grant;
(iv) materially increase the benefits accruing to Participants under the 2001 Plan; (v) materially modify the requirements as to eligibility for Participants in the 2001 Plan; or (vi) cause awards made pursuant to the 2001 Plan to fail to be exempt under the requirements of Rule 16b-3.

  If approved by shareholders, the 2001 Plan will continue in effect until December 31, 2010, unless earlier terminated by the Board of Directors.

  Amounts realized or received by a Participant under the 2001 Plan will not be taken into account for the purposes of determining the Participant's benefits, if any, under the Company's Pension Plan, and the cost of the 2001 Plan to the Company will not be deducted for purposes of determining the Company's required contribution to its Profit Sharing Plan.

Certain Federal Income Tax Consequences

Incentive Stock Options

  Incentive stock options granted under the 2001 Plan are intended to qualify for the favorable Federal income tax treatment currently accorded "Incentive Stock Options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No Federal income tax is imposed at the time an incentive stock option is granted or exercised, provided, generally, that the exercise occurs not later than three (3) months after the termination of the optionee's employment with the Company or a subsidiary.

  While ordinarily no income is required to be recognized at the time an incentive stock option is exercised, it should be noted that for purposes of the alternative minimum tax imposed by Section 55 of the Code, an incentive stock option is treated as a non-qualified option. Therefore, the excess of the fair market value of the shares of Common Stock subject to the incentive stock option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of an incentive stock option is equal to the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes.

  If the shares of Common Stock acquired upon the exercise of an incentive stock option are not disposed of within two (2) years from the date of grant or one (1) year after the exercise of the option, then any gain or loss realized upon a disposition of the shares ordinarily will be treated as long-term capital gain or loss. Under such circumstances, the Company is not entitled to a tax deduction with respect to the grant or exercise of the incentive stock option or the disposition of the shares received upon its exercise. The optionee's basis in the shares of Common Stock acquired upon the exercise of an incentive stock option (for purposes of determining the amount of gain or loss on a disposition of the shares) is equal to the exercise price paid for the shares.

  If an optionee disposes of shares of Common Stock acquired pursuant to an incentive stock option before the expiration of either of the required holding periods described above, then the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such shares or (ii) the gain realized upon the disposition, will be treated as ordinary income at the time of the disposition. Any gain in excess of the amount so treated as ordinary income ordinarily will be treated as capital gain. The gain will be taxable as long-term capital gain if the shares were held for more than one (1) year prior to the disposition. In the event of a disqualifying disposition (i.e., a disposition prior to the satisfaction of the holding period requirements), the Company, subject to any applicable limitations, is entitled to a compensation deduction in the year the income is recognized by the optionee equal to the amount of ordinary income recognized by the optionee.

Non-Qualified Options

  Non-qualified options granted under the 2001 Plan are not intended to qualify for the favorable Federal income tax treatment accorded to incentive stock options or certain other types of stock acquisition programs. An optionee should not recognize any income for Federal income tax purposes at the time of the grant of a non-qualified option. When the non-qualified option is exercised, however, the excess of the fair market value of the shares acquired pursuant to the exercise, determined at the time of exercise, over the option price constitutes ordinary income to the optionee. Subject to applicable limitations, the Company is entitled to a corresponding income tax deduction equal to the amount of such ordinary income for the taxable year in which the optionee is required to recognize the income.

Stock Awards

  The grant of a Stock Award subject to conditions, restrictions, or limitations that constitute for Federal income tax purposes a substantial risk of forfeiture ("Restrictions") should not, absent an election by the recipient of the Stock Award under Section 83(b) of the Code (as described below), cause the recipient to recognize any taxable income until the Restrictions to which the award is subject lapse. Upon the lapse of the Restrictions, the fair market value of the shares subject to the Stock Award, as of the date the Restrictions lapse, must be recognized as ordinary income by the Participant. Subject to any applicable limitations, the Company will be entitled to a deduction equal to the amount of such ordinary income in the year in which the income is recognized by the Participant. A Participant's basis in the stock acquired pursuant to a Stock Award, for purposes of determining his or her gain or loss on the subsequent disposition of the shares, will generally be equal to the fair market value of the shares on the date the Restrictions lapse.

  Under the provisions of Section 83(b) of the Code, a Participant may, within thirty (30) days after receipt of a Stock Award, elect to include in taxable income an amount equal to the fair market value of the shares subject to the award (determined without regard to the Restrictions thereon) at the time the award is granted. In that event, any subsequent appreciation in the value of the shares will not be taxable to the Participant upon the lapse of the Restrictions. However, if the shares are forfeited subsequent to such an election, the Participant will not be entitled to a deduction. An election under Section 83(b) may not be revoked without the consent of the Internal Revenue Service. Participants should consult their personal tax advisors before making this election.

Stock Appreciation Rights

  The grant of stock appreciation rights does not result in the recognition of income to the recipient for Federal income tax purposes or in a tax deduction for the Company. The exercise of stock appreciation rights will result in ordinary income to the recipient and a potential tax deduction to the Company equal to the amount of cash paid or the fair market value of any shares transferred to the Participant upon the exercise. The basis of any shares so received will be equal to the fair market value of the shares on the date of the exercise of the stock appreciation right. Upon a subsequent disposition of the shares, any amount realized in excess of the Participant's basis in the shares ordinarily will be treated as capital gain, which will be long-term capital gain if the shares have been held for more than one (1) year prior to the disposition.

Performance Incentive Units

  A grant of performance incentive units should not cause the recipient of the units to recognize any income for Federal income tax purposes at the time of grant. Similarly, the Company will not be entitled to any deduction at the time of grant. A Participant will recognize ordinary income for Federal income tax purposes at the time cash payments are made to him or her with respect to incentive performance units and, subject to any applicable limitations, the Company will be entitled to a deduction equal to the amount of the Participant's ordinary income in the year in which the income is recognized by the Participant.

Taxation of Capital Gains and Ordinary Income

  Presently, the maximum Federal income tax rate for individuals applicable to long-term capital gains is 20%, and the maximum Federal income tax rate for individuals applicable to ordinary income is 39.6%. Capital losses generally are only deductible against capital gains and, for individuals, a limited amount ($3,000 per year) of ordinary income.

Vote Required for Approval of the 2001 Plan

  Approval by the shareholders of adoption of the 2001 Plan requires the affirmative vote of a majority of the votes cast on this proposal. If the 2001 Plan is not approved by shareholders, no awards will be made pursuant to the 2001 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 LONG-TERM PERFORMANCE INCENTIVE PLAN.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP ("PwC"), independent accountants, to examine the accounts of the Company for the year ending December 31, 2001 and to report on the Company's financial statements for that period. PwC has acted as independent accountants for the Company since 1968. We anticipate that representatives of PwC will be present at the Meeting and, if present, they will be given the opportunity to make a statement if they desire to do so. We also anticipate that representatives of PwC will be available to respond to appropriate questions from shareholders.

Audit Fees

  For the year ending December 31, 2000, the aggregate fees billed by PwC for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and reviews of the quarterly financial statements included in the Company's reports on Form 10-Q for that year totaled $430,000.

Financial Information System Design and Implementation Fees

  During the year ended December 31, 2000, PwC performed none of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X relating to financial information system design and implementation.

All Other Fees

  PwC provided other professional services to the Company during the year ended December 31, 2000, which services included transactional due diligence, the pension plan audit, and tax consulting. The aggregate fees billed for these services totaled $90,000. The Audit Committee of the Board of Directors has considered whether the provision of these services by PwC is compatible with maintaining PwC's independence.

  There is no requirement that the appointment of PwC as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but may take any negative vote into consideration in future years.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

  The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

  Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee

                                          Robert P. Hauptfuhrer, Chairman
                                          Joseph B. Anderson, Jr.
                                          Donald R. Caldwell
                                          William R. Cook

                             SHAREHOLDER PROPOSAL

  The following shareholder proposal and resolution to maximize value has been submitted to the Company for consideration at the Meeting by William Steiner, 4 Radcliff Drive, Great Neck, NY 11024, the owner of 2,050 shares of the Company's Common Stock. The text of the proposal is as follows:

                           MAXIMIZE VALUE RESOLUTION

  Resolved that the shareholders of Quaker Chemical Corporation urge the Quaker Chemical Corporation Board of Directors to arrange for the prompt sale of Quaker Chemical Corporation to the highest bidder.

  The purpose of the Maximize Value Resolution is to give all Quaker Chemical Corporation shareholders the opportunity to send a message to the Quaker Chemical Corporation Board that they support the prompt sale of Quaker Chemical Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the Board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Quaker Chemical Corporation shares represented and entitled to vote at the Annual Meeting, the Maximize Value Resolution will not be binding on the Quaker Chemical Corporation Board. The proponent, however, believes that if this resolution receives substantial support from the shareholders, the Board may choose to carry out the request set forth in the resolution.

  The prompt auction of Quaker Chemical Corporation should be accomplished by any appropriate process the Board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the Board will uphold its fiduciary duties to the utmost during the process.

  The proponent further believes that if the resolution is adopted, the management and the Board will interpret such adoption as a message from the Company's shareholders that it is no longer acceptable for the Board to continue with its current management plan and strategies.

                I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION.

Board of Directors' Statement in Opposition to the Foregoing Shareholder
Proposal

  For the reasons set forth below, the Board of Directors of the Company believes that the approval of the proposed resolution would not be in the best interest of the Company or its shareholders.

  The Board of Directors has always acted and will continue to act in what it considers to be in the best interest of all shareholders. The Board remains committed to maximizing value for shareholders and will continue to pursue the course of action which it believes best achieves that objective.

  The Board of Directors and Management are very proud of the Company's performance over the past five years. In 2000, the Company completed its fifth straight year of earnings growth (excluding, special charges) and achieved record sales and earnings. The Company's average annual rate of earnings growth over the five-year period was over 20%. Return on shareholders' equity has increased from 7.2% in 1995 to almost 21% in 2000, a record for the Company.

  More importantly, however, the proposed resolution calls for the prompt sale of the Company to the highest bidder without regard to the adequacy of the consideration and without regard to the relative merits of other alternatives. Consistent with its fiduciary duty, the Board will carefully consider any bona fide proposal, which it believes has the potential to increase shareholder value, including a bona fide proposal for the acquisition of the Company. However, the fiduciary duty of the Board will not permit it to facilitate a bid that does not reflect the intrinsic value of the Company. The approval of the proposed resolution or the initiation of an "auction" in the manner contemplated by the proposal would, in the opinion of the Board, be inconsistent with the shareholders' interests. In the Board's opinion, the initiation of an auction could create a "forced sale" atmosphere which could have the effect of reducing the perceived value of the Company to a "fire sale" level, thus forcing the Company to negotiate with bidders from a position of weakness. Moreover, the uncertainty created by a publicly announced auction could adversely affect the Company's relationships with its customers, suppliers, employees, and other constituencies, thus potentially lowering rather than raising the value of the Company.

  Management welcomes input from the Company's shareholders and will carefully consider meaningful suggestions it receives to increase or maximize shareholder value. However, for the reasons set forth above, the Board of Directors unanimously urges a vote against the foregoing proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS
                  FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

  In order for a shareholder proposal to be considered for inclusion in the Company's Proxy Statement and proxy for the 2002 Annual Meeting of Shareholders, the shareholder must submit his or her proposal to the Company in writing and must be received by the Company not later than November 30, 2001. At the 2002 Annual Meeting of Shareholders, the persons appointed as proxies of the Board of Directors for that meeting will have discretionary authority to act upon any matter brought before the meeting or any adjournment thereof as to which written notice was not received by the Company on or before February 13, 2002. Any written proposal should be submitted to Quaker Chemical Corporation, Elm and Lee Streets, Conshohocken, Pennsylvania 19428,
Attention: General Counsel.

                                 OTHER MATTERS

  A form of proxy is enclosed for your use. Please complete, date, sign, and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

                                          By Order of the Board of Directors,

                                          /s/ D. Jeffry Benoliel
                                          D. Jeffry Benoliel
                                          Vice President, Secretary and
                                          General Counsel

Dated: March 30, 2001

                                                                      EXHIBIT A

                 SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

  At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36-month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. Such evidence can include trade confirmations and account statements indicating ownership through the required Holding Period. Nevertheless, the Company, at its sole discretion, will determine the adequacy of the evidence presented. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

  (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

  (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;

  (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or

  (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

  The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

  As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

  Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.

  Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

  The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

  The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

  If a Shareholder has questions concerning the Shareholder Voting Procedures or would like to present evidence of ownership through the required 36-month Holding Period, please contact Irene Kisleiko, the Company's Assistant Secretary, at (610) 832-4119.

                                                                      EXHIBIT B

                          QUAKER CHEMICAL CORPORATION

                        CHARTER OF THE AUDIT COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS

Purpose

  The primary purpose of the Audit Committee is to assist the Board of Directors ("Board") of Quaker Chemical Corporation ("Corporation") in fulfilling its responsibility to oversee Management's conduct of the Corporation's financial reporting process and to provide a channel of communication between the Board and the Corporation's outside auditor.

Composition and Operations

  The Audit Committee shall be comprised of not less than three members of the Board, who shall meet the independence and experience requirements of the New York Stock Exchange. Accordingly, all of the members of the Audit Committee will be directors who have no relationship to the Corporation that may interfere with the exercise of their independence from Management and the Corporation and who are financially literate or become financially literate within a reasonable period of time after their appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise.

  The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their respective successors shall have been duly elected and qualified. Unless a Chair is designated by the Board, the members of the Audit Committee may elect a Chair by majority vote.

  The Audit Committee shall meet at least three times annually or more frequently as circumstances dictate. The Audit Committee may invite Management, the outside auditor, and others to attend meetings.

  The Audit Committee shall review and assess the adequacy of this Charter on an annual basis and recommend proposed changes to the Board for approval.

Responsibilities and Duties

  The Audit Committee's job is one of oversight, and it recognizes that the Corporation's Management is responsible for preparing the Corporation's financial statements and that the outside auditor is responsible for auditing those financial statements. The Audit Committee recognizes that the Corporation's financial management (including the internal auditing staff) and the outside auditor have more time, knowledge, and detailed information on the Corporation than do the Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

  The Audit Committee further recognizes that the outside auditor is accountable to the Board and to the Audit Committee.

  The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight responsibilities. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances and that the Audit Committee may be directed from time to time by the Board to undertake additional functions:

  o The Audit Committee shall review and discuss with Management and the outside auditor the audited financial statements to be included in the Corporation's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.

  o As a whole, or through the Audit Committee Chair, the Audit Committee shall review and discuss with Management and the outside auditor the Corporation's interim financial results to be included in the Corporation's quarterly reports to be filed with the Securities and Exchange Commission; this review will occur prior to the Corporation's filing of the Form 10-Q.

  o  The Audit Committee shall:

    . request from the outside auditor annually a formal written statement delineating all relationships between the outside auditor and the Corporation consistent with Independence Standards Board Standard No. 1;

    . discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence; and

    . recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

  o The Audit Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate, and, where appropriate, replace the outside auditor.

  o The Audit Committee shall report to the Board on the results of the Audit Committee's activities. The Audit Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission.

                                                                      EXHIBIT C

                          QUAKER CHEMICAL CORPORATION
                       2001 GLOBAL ANNUAL INCENTIVE PLAN

                          (Effective January 1, 2001)

PURPOSE

  The Quaker Chemical Corporation 2001 Annual Incentive Plan (the "Plan") is designed to reward those employees of Quaker Chemical Corporation (the "Company") and majority-owned subsidiaries who are eligible to participate in the Plan for achieving performance objectives that are important to the Company and its shareholders. The Plan is intended to provide an incentive for superior work and to motivate participating employees toward even higher achievement and business results, to increase shareholder value, to tie their goals and interests to those of the Company and its shareholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to secure the full deductibility under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") of the bonus compensation paid under the Plan to those participating employees of the Company who are "Covered Employees" (as hereinafter defined).

ARTICLE I--DEFINITIONS

   1.1 "Annual Base Salary" shall mean the salary of a Participant determined on an annualized basis by reference to the base rate of pay in effect for such Participant as of September 30th of the current Plan Year.

   1.2 "Board" shall mean the Board of Directors of the Company.

   1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

   1.4 "Committee" shall mean the Compensation/Management Development Committee of the Board and such other committee or committees as may be designated to act as the administrative committee under the Plan by the Board, at its discretion, from time to time. Where more than one committee has been designated for these purposes, each such committee shall act as the Committee under the Plan with respect to different Participants or groups of Participants (which may be designated individually or by classification) as established at the time any such committee is established.

   1.5 "Common Stock" shall refer to shares of the Company's common stock, $1.00 par value.

   1.6 "Company" shall mean Quaker Chemical Corporation, a Pennsylvania corporation, and, as appropriate, with respect to eligibility to participate in the Plan, the majority-owned subsidiaries of Quaker Chemical Corporation.

   1.7 "Covered Employee" shall mean the chief executive officer (or the individual acting in such a capacity) of the Company and any other officer of the Company whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934, as amended, by reason of their being among the four highest compensated officers for a taxable year.

   1.8 "Participant" shall mean, with respect to each Performance Period, each employee who has been designated by the Committee as a Participant in the Plan for such Performance Period.

   1.9 "Performance Goal" shall mean, with respect to a Performance Period, an objective Performance Goal or goals that have been established by the Committee, consistent with the express terms of the Plan, which must be met in order for any bonus payments to be payable to any Participant in the Plan with respect to such Performance Period. The Committee may establish one or more Performance Goals with respect to a Performance Period, which Performance Goals may be applicable with respect to the bonus or bonuses of groups of Participants or to one or more Participants on an individualized basis.

   1.10 "Performance Period" shall mean the Plan Year or such other period or periods as may be established as a Performance Period by the Committee from time to time. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Plan.

   1.11 "Plan" shall mean the Quaker Chemical Corporation 2001 Global Annual Incentive Plan, as set forth herein and as may be amended from time to time.

   1.12 "Plan Year" shall mean the calendar year.

   1.13 "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

ARTICLE II--ELIGIBILITY AND PARTICIPATION

   2.1 Those employees of the Company who are designated as Participants in the Plan from time to time by the Committee shall be eligible to participate in the Plan. Prior to or at the time Performance Goals are established for a specified Performance Period, the Committee shall identify the employees of the Company who are to be Participants in the Plan with respect to such Performance Period.

   2.2 If no specific designation with respect to participation in the Plan is made by the Committee at the time Performance Goals are established for a specified Performance Period, those employees of the Company who participated in the Plan with respect to the Performance Period which most recently ended prior to the commencement of such Performance Period shall continue to be Participants in such Performance Period.

   2.3 In making its determination as to eligibility for participation in the Plan, the Committee shall take into account an employee's position in the Company and the extent to which the employee's position affords him or her the opportunity to have a significant impact on the attainment of the Company's objectives.

ARTICLE III--PERFORMANCE GOALS

   3.1 Prior to or within the first ninety (90) days of a Performance Period, the Committee shall establish in writing with respect to such Performance Period, one or more specific Performance Goals and an objective formula or formulas or such other appropriate method for computing the amount of bonus compensation which may be payable to each Participant if the specified Performance Goals are attained.

     (a) Notwithstanding the foregoing sentence, the Performance Goals for any Performance Period may not be established after 25% of the period of service represented by the Performance Period has elapsed.

     (b) Subject to the specific limitations set forth in the Plan, nothing herein shall limit the authority of the Committee to establish more than one Performance Goal and more than one formula with respect to bonus compensation of a Participant, nor limit a Participant's ability to receive more than one bonus payment with respect to a single Performance Period.

     (c) In establishing the formula or formulas whereby a Participant or classification of Participants have their potential bonus or bonuses determined under the Plan, the Committee may, but is not required to, establish a potential cash bonus as a percentage of Annual Base Salary and/or a bonus to be paid by means of a transfer of shares of Common Stock up to a specified number of shares, and may establish in such formula a "threshold" performance level (below which no bonus is payable), a "mid-level" performance level, at which a particular portion of the bonus becomes payable to the affected Participant, and a "maximum" performance level, at which the full bonus becomes payable. The Committee may, at its discretion, provide for bonus payments to be pro-rated where the attainment of levels of performance falls in between any specified levels otherwise set out as part of the Performance Goals and the formula for determining bonus payments. Any other objective method or methods for establishing the extent to which a Participant's potential bonus becomes payable upon attainment of one or more Performance Goals may be established by the Committee for these purposes, at its sole discretion.

   3.2 Performance Goals shall be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (a) the Company as a whole, (b) any of the Company's subsidiaries, operating divisions or other operating units, or (c) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

     (a) All determinations concerning the attainment of any such Performance Goals shall, to the extent applicable, be determined by or at the direction of the committee using generally accepted accounting principles, except where the Committee has specified otherwise. The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Goals to take into account fluctuations in exchange rates, where relevant.

     (b) To the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, Performance Goals may also be based upon a Participant's attainment of personal objectives with respect to any of the foregoing Performance Goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

     (c) Measurements of the Company's or a Participant's performance against the Performance Goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles as in existence on the date on which the Performance Goals are established and without regard to any changes in such principles after such date.

   3.3 The Committee may, but is not required to, establish special rules for any employee who first becomes a Participant during a Performance Period, whose level of participation the Committee determines should be changed during a Performance Period, or who retires from employment with the Company during a Performance Period, but only to the extent that such special rules do not cause any Covered Employee's bonus award to cease to qualify as "performance-based compensation" as that term is used for purposes of Code Section 162(m) and Treasury Regulations promulgated thereunder. Such special rules may take into account the following guidelines based on a Performance Period equal to the Plan Year:

     (a) If a Participant's date of hire is before April 1, Participant participates for the full Plan Year.

     (b) If a Participant's date of hire is between April 1 and October 1, Participant participation in the Plan Year is prorated by the number of whole months worked in the Plan Year divided by twelve.

     (c) If a Participant's date of hire is after October 1, Participant does not participate until the subsequent Plan Year.

     (d) If a Participant retires or has been approved for short and/or long-term disability after June 30, payment under the Plan would be prorated by the number of completed months in the Plan Year.

     (e) If a Participant's level of participation changes due to a change in job position or job reevaluation before October 1, bonus payable under the Plan is calculated with the bonus formulation applicable following such change as though such bonus formulation had been in effect for the entire Plan Year.

ARTICLE IV--DETERMINATION OF BONUS AWARDS AND LIMITATIONS

   4.1 As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Company and/or the Participants have achieved the Performance Goal or Performance Goals established for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination.

     (a) The Committee shall then calculate the amount of each Participant's bonus or bonuses for such Performance Period based upon the levels of achievement of the relevant Performance Goals and the objective formula or formulae established for such purposes with respect to such Performance Period.

     (b) The Committee shall have no discretion to increase the amount of any Participant's bonus payable under the Plan, but may, notwithstanding anything contained herein to the contrary, reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the Participant's individual performance or to take into account any other factors the Committee deems appropriate.

   4.2 No Participant shall be entitled to receive a bonus or bonuses in excess of the following limitations:

     (a) For bonuses paid in cash, the maximum bonus payable during any one Plan Year shall not exceed three hundred percent (300%) of such Participant's Annual Base Salary in effect as of September 30th during such Plan Year.

     (b) For bonuses payable in the form of a transfer of shares of Common Stock, the maximum bonus payable during any one Plan Year shall not exceed one hundred thousand (100,000) shares.

     (c) Special rules for application of the limitations on bonus payments:

       (i) A Participant's Annual Base Salary shall be deemed for these purposes to be the lesser of his or her actual Annual Base Salary or $1,000,000.

       (ii) The limitation on cash bonuses and on bonuses in the form of transfers of Common Stock shall be applied separately to the cash and stock components of any bonus or bonuses paid to a Participant.

   4.3 Shares of Common Stock transferable under the Plan shall be shares of authorized, but not issued Common Stock or Common Stock held in treasury. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed five hundred thousand (500,000) shares.

   4.4 Bonuses payable in the form of a transfer of shares may be evidenced by written grant documents in such form as the Committee shall from time to time approve, and shall set forth such terms and conditions as the Committee shall, from time to time, at its discretion, impose on such transferred shares; provided, however, that any such terms and conditions may not be inconsistent with any specific terms of the Plan.

   4.5 Adjustments to Numbers of Shares of Common Stock Upon Changes in
Capitalization: In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares available for use under the Plan and in the annual limitations on awards of Company stock. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.

ARTICLE V--PAYMENT OF AWARDS

   5.1 Approved bonus awards shall be payable by the Company in cash or as a transfer of Common Stock, or a combination of cash and Common Stock, to each Participant, or to his or her estate in the event of death, as soon as practicable after the end of each Performance Period and after the Committee has certified in writing that the relevant Performance Goals were achieved, or at such other time or times as the Committee may establish with respect to payment of bonuses with respect to any Performance Period.

   With respect to any bonuses payable under the Plan for a Performance Period that is the Plan Year, payment of such bonuses is generally anticipated to be made during the month of March following the close of the Plan Year; subject, however, to the requirement that the attainment of the Performance Goals is certified by the Committee; and subject further to any other specific provisions for timing of payments as may be determined for the Performance Period at the Committee's sole discretion.

   5.2 No bonus award shall be payable under the Plan to any Participant who is not employed by the Company (or an affiliate of the Company) as of the time such bonus award would otherwise be payable unless:

     (a) The Participant's employment terminated prior to such date but after June 30th during such Plan Year on account of his or her death, disability or retirement from the Company on or after attainment of his or her "normal retirement age" or at a time such Participant is eligible for an "early retirement" as provided for in any pension benefit plan of the Company in which such Participant participates; or

     (b) The Committee specifically provided for a payment of all or a portion of such Participant's bonus award following the Participant's termination of employment.

   5.3 If a Participant's employment terminates by reason of his or her death, disability or retirement in accordance with the Company's retirement policies, or by reason of a resignation pursuant to mutual written agreement of the Participant and the Company, any bonus award payable will be prorated based on active service during the Performance Period.

   5.4 If a Participant is on a leave of absence during a Performance Period, the Participant's bonus award shall be prorated based on active service during the Performance Period.

   5.5 If a Participant's employment terminates prior to the date a bonus award is payable under any circumstances other that those described above, no bonus award is payable to such Participant.

ARTICLE VI--OTHER TERMS AND CONDITIONS

   6.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in Section 3.2 of the Plan, are disclosed to and approved by the Company's shareholders by a majority of votes cast in a separate vote, either in person or by proxy, including abstentions to the extent abstentions are counted as voting under applicable state law.

   6.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

   6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant's compensation at any level.

   6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries, or take any other actions it deems necessary or appropriate in connection with any applicable withholding requirements.

   6.5 No Common Stock will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any certificate issued to evidence shares of Common Stock awarded pursuant to the Plan may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No shares of Common Stock will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of a person or estate acquiring the right to an award of Common Stock made pursuant to the Plan as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Common Stock and may require consents and releases of taxing authorities that it may deem advisable.

ARTICLE VII--ADMINISTRATION

   7.1 Until changed by the Board, the Compensation/Management Development Committee of the Board shall constitute the Committee hereunder. All actions taken under the terms of the Plan with respect to any employee who is a Covered Employee or who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be taken by a Committee consisting solely of two or more members of the Board who qualify both as "outside directors" (as that term is used for purposes of Section 162(m) of the Code), and as "non-employee directors" (as that term is used for purposes of Rule 16b-3).

   7.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

   7.3 Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

   7.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants, and other professional or expert persons.

   7.5 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

   7.6 The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE VIII--TERM OF PLAN, AMENDMENT AND TERMINATION

   8.1 The Plan shall terminate as of the date of the first meeting of the shareholders of the Company that occurs in 2006, unless the material terms of the Plan, including a new term, are disclosed to and approved by shareholders on or before the date of such shareholders meeting.

   8.2 The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board. The Board may from time to time make such amendments to the Plan as it may deem advisable, including, any amendments deemed necessary or desirable to comply with the provisions or Code Section 162(m) relating to "performance-based compensation." Notwithstanding the foregoing, no amendment to the Plan shall be made without the approval of the Company's shareholders, which:

     (a) Increases the maximum cash or stock award permitted under the Plan or which increases the number of shares of Common Stock available for awards under the Plan;

     (b) Extends the term of the Plan;

     (c) Materially modifies the requirements as to eligibility for participation in the Plan;

     (d) Changes the business criteria which may be used in establishing Performance Goals;

     (e) Otherwise modifies the Plan in a manner that would cause the Plan to fail to meet the requirements under Code Section 162(m) applicable to payments of "performance-based compensation"; or

     (f) Causes any stock awards to fail to be exempt under the requirements of Rule 16b-3.

   8.3 Termination or amendment of the Plan shall not, without the consent of the Participant, diminish a Participant's rights with respect to any bonus program in effect with respect to the Performance Period in which such amendment or termination occurs except to the extent that such amendment or termination is determined by the Committee to be necessary or appropriate in connection with maintaining the qualification of bonuses under the Plan as "performance-based compensation" for purposes of Code Section 162(m).

                                                                      EXHIBIT D

                          QUAKER CHEMICAL CORPORATION
                   2001 LONG-TERM PERFORMANCE INCENTIVE PLAN

                          (Effective January 1, 2001)

1. PURPOSE OF THE PLAN

  This 2001 Long-Term Performance Incentive Plan (the "Plan") is being established to provide incentives and awards to those employees largely responsible for the long-term success of Quaker Chemical Corporation (the "Company") and its 50% or more owned subsidiaries.

  The adoption of the Plan is subject to the approval of the Plan by the Company's shareholders and shall not become effective until so approved. The Plan is intended to meet certain requirements of the Code relating to the payment of compensation that qualifies as "performance-based compensation" which is exempt from certain limitations on deduction imposed under Code
Section 162(m). The Plan is intended to replace the Company's 1999 Long-Term Performance Incentive Plan (the "1999 Plan"). If the Plan is approved by the Company's shareholders, no further grants of Stock Options, and no Awards of restricted stock or grants of Performance Incentive Units (as those terms are defined under the 1999 Plan) shall be made under the 1999 Plan. If the Plan is not so approved by the Company's shareholders, the Plan shall be null and void, and the 1999 Plan shall continue in effect without change.

  In addition, the Plan is intended to enable the Company to attract and retain executives in the future and to encourage key employees to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of the Company's Common Stock.

2. GENERAL PROVISIONS

    2.1 Definitions.

  As used in the Plan:

      (a) "Award" means a restricted stock award granted pursuant to Section 5 of the Plan.

      (b) "Act" means the Securities Exchange Act of 1934, as amended.

      (c) "Board of Directors" means the Board of Directors of the Company.

      (d) "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means the Compensation/Management Development Committee of the Board of Directors or such other committee of the Board of Directors that consists solely of two (2) or more members of the Board of Directors, each of whom qualifies both as an "outside director" (as that term is used for purposes of Code Section 162(m)) and as a "non-employee director" (as that term is used for purposes of Rule 16b-3) with respect to the Plan.

      (f) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

      (g) "Covered Employee" means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers of the Company. The intent of this definition is to identify those persons who are "covered employees" for purposes of the applicable provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder and is to be interpreted consistent with this intent.

       (h) "Fair Market Value" means, with respect to the date a given Stock Option or Stock Appreciation Right is granted or exercised, the average of the lowest and highest sales price for a share of Common Stock as quoted on the New York Stock Exchange for that date or, if not reported on the New York Stock Exchange for that date, as quoted on the principal exchange on which the Common Stock is listed; provided, however, if no such sales are made on such date, then on the next proceeding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

       (i) "Incentive Stock Option" means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.

       (j) "Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

       (k) "Option Event" means the date on which:

        (i) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Act, (other than (A) the Company and/or its wholly owned subsidiaries; (B) any "employee stock ownership plan" (as that term is defined in Code Section 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) any other Person who is as of the date of this Agreement presently an executive officer of the Company or any group of Persons of which he voluntarily is a part) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or such lesser percentage of voting power, but not less than 15%, as the Board of Directors of the Company shall determine; provided, however, that an Option Event shall not be deemed to have occurred under the provisions of this subsection (i) by reason of the beneficial ownership of voting securities by members of the Benoliel Family (as defined below) unless and until the beneficial ownership of all members of the Benoliel Family (including any other individuals or entities who or which, together with any member or members of the Benoliel Family, are deemed under Sections 13(d) or 14(d) of the Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;

          (ii) during any two-year period beginning on the effective date of this Plan, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved shall cease for any reason to constitute at least a majority of the Board of Directors; or

          (iii) the Company's shareholders or the Company's Board of Directors shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as they had in the Common Stock immediately before; (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or (C) the liquidation or dissolution of the Company.

As used in this Agreement, the "Benoliel Family" shall mean Peter A. Benoliel, his wife and children and their respective spouses and children, and all trusts created by or for the benefit of any of them.

      (l) "Participant" means an employee of the Company or one or more of its Subsidiaries to whom a Stock Option, a Stock Appreciation Right, an Award and/or a Performance Incentive Unit has been granted under the Plan.

      (m) "Performance Award Period" means a period of three (3) consecutive calendar years, the first of which shall commence on January 1, 2001, and the balance of which shall commence on January 1 of every calendar year thereafter through 2006.

      (n) "Performance Incentive Unit" means a unit granted in accordance with the provisions of Section 4.1 of the Plan.

      (o) "Performance Program Target" means the performance program targets fixed by the Committee for a particular Performance Award Period.

      (p) "Rule 16b-3" means Rule 16b-3 promulgated under the Act or any successor Rule.

      (q) "Stock Appreciation Right" means a right granted, pursuant to
Section 3.7 of the Plan, to a holder of a Stock Option.

      (r) "Stock Option" means an Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

      (s) "Subsidiary" means any corporation or other entity, the equity of which is 50% or more owned, directly or indirectly, by the Company.

      (t) "Total Disability" shall mean (i) a physical or mental disability which, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant's legal representative or
(ii) if the Company then has in effect a disability plan covering employees generally, including the Participant, the definition of covered total and permanent "disability" set forth in such plan.

     2.2 Administration of the Plan.

      (a) The Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan and Stock Options, Awards, Performance Incentive Units, and Stock Appreciation Rights granted under it and (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall (i) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option, Award, Performance Incentive Unit, or Stock Appreciation Right in a manner and to the extent it shall deem necessary to make the Plan fully effective; (ii) determine those Eligible Employees to whom Stock Options, Awards, Stock Appreciation Rights, and/or Performance Incentive Units shall be granted and the number of any thereof to be granted to any eligible employee, consistent with the provisions of the Plan; (iii) determine the terms of Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units granted consistent with the provisions of the Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

      (b) The Board may, at its discretion, select one or more of its members who is eligible to be a member of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

    2.3 Effective Date.

  The Plan shall be effective as of January 1, 2001, provided that the Plan is approved and ratified by the Company's shareholders at the Company's 2001 Annual Meeting of Shareholders. If the Plan is not so approved by the Company's shareholders, the Plan and all awards previously granted thereunder become null and void.

    2.4 Duration.

  If approved by the shareholders of the Company, as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2010.

    2.5 Shares Subject to the Plan.

  The maximum number of shares of Common Stock which may be subject to Stock Options and Awards granted under the Plan shall be 1,000,000, subject to adjustment in accordance with Section 6.1, which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. Except as provided in Section 3.7(b), if a Stock Option or portion thereof shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options or Awards under the Plan. In the event any Award lapses prior to the realization thereof, any shares of Common Stock allocable to such Award shall again be available for future grants of Stock Options or Awards.

    2.6 Amendments.

  The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that, without the approval of the Company's shareholders, no amendment shall be made which:

      (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options or Awards granted under the Plan (other than as provided in Section 6.1); or

      (b) Extends the term of the Plan; or

      (c) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or

      (d) Otherwise materially increases the benefits accruing to Participants under the Plan; or

      (e) Materially modifies the requirements as to eligibility for participation in the Plan; or

      (f) Will cause Stock Options, Awards, Stock Appreciation Rights, or Performance Incentive Units issued or granted under the Plan to fail to be exempt under the requirements of Rule 16b-3; or

      (g) Changes the business criteria which may be used in establishing Performance Program Targets pursuant to the provisions of Section 4 of the Plan; or

       (h) Otherwise modifies the Plan in a manner that would cause any grants or awards made under Section 4 of the Plan to fail to meet the requirements to be treated under Code Section 162(m) as "performance-based compensation."

  Termination or amendment of the Plan shall not, without the consent of the Participant, affect such Participant's rights under any Stock Option, Award, Stock Appreciation Right or Performance Incentive Unit previously granted to such Participant.

     2.7 Participants and Grants.

  The Committee may grant Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units to those full-time salaried employees of the Company and its Subsidiaries who the Committee determines hold positions which enable them to have an impact on the long-term success of the Company or its Subsidiaries ("Eligible Employees"). The Committee may grant to Eligible Employees Incentive Stock Options, Non-Qualified Stock Options, and Awards with respect to such number of shares of Common Stock (subject to the limitations of Section 2.5) and Stock Appreciation Rights and/or such number of Performance Incentive Units as the Committee may, in its sole discretion, determine. In determining the number of shares of Common Stock subject to a Stock Option or an Award and the number of Performance Incentive Units to be granted to an eligible employee, the Committee shall consider the employee's base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee shall deem appropriate. In granting Stock Options, Awards, Stock Appreciation Rights, and Performance Incentive Units under the Plan, the Committee may vary the number of Incentive Stock Options, Non-Qualified Options, Awards, Stock Appreciation Rights, and/or Performance Incentive Units to an Eligible Employee in such amounts as the Committee may determine in its discretion.

3. STOCK OPTIONS

     3.1 General.

  All Stock Options granted under the Plan shall be granted by the Committee solely at the discretion of the Committee, and shall be evidenced by written agreements executed by the Company and the employee to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Notwithstanding anything herein to the contrary, no employee shall be granted during any one calendar year Stock Options entitling such employee to purchase more than five hundred thousand (500,000) shares of Common Stock, as such number may be adjusted pursuant to Section 6.1.

     3.2 Price.

  Subject to the provisions of Sections 3.6(d) and 6.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than 100 percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

     3.3 Period.

  The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten
(10) years from the date of grant thereof.

     3.4 Exercise.

  Subject to Sections 3.10 and 6.1, no Stock Option shall be exercisable prior to the expiration of one (1) year from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

     3.5 Payment.

  The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:

      (a) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or

      (b) In the discretion of the Committee by note; or

      (c) If not prohibited by the Committee, at its discretion, by the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

      (d) If not prohibited by the Committee, at its discretion, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or

      (e) In the discretion of the Committee, by a combination of any number of the foregoing.

  The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

     3.6 Special Rules for Incentive Stock Options.

  Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

      (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

      (b) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which "incentive stock options" (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

      (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

      (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

     3.7 Stock Appreciation Rights.

       (a) Grant.

  Stock Appreciation Rights may be granted under the Plan by the Committee, but only in connection with all or any part of a Stock Option granted under the Plan. Stock Appreciation Rights may be granted either concurrently with the grant of a Stock Option or at any time thereafter during the term of the Stock Option. A Stock Appreciation Right shall be exercisable only upon surrender of the related Stock Option or portion thereof and shall entitle the Participant to receive the excess of the Fair Market Value of the shares of Common Stock for which the Stock Appreciation Right is exercised on the date of such exercise over the purchase price per share of Common Stock under the related Stock Option. Such excess is hereafter called the "Spread."

       (b) Exercise of Stock Appreciation Right.

  Stock Appreciation Rights shall be exercisable at such time as and to the extent, but only to the extent, that the Stock Option to which they relate shall be exercisable and shall be subject to any other terms and conditions, not inconsistent with the Plan, as may be fixed by the Committee at the time the Stock Appreciation Right is granted. No Stock Appreciation Right shall be exercisable prior to the later of: (i) six (6) months and one (1) day following the date on which such Stock Appreciation Right was granted or (ii) the date on which the related Stock Option or any portion thereof first becomes exercisable. Shares of Common Stock subject to a Stock Option surrendered by a Participant in connection with an exercise of Stock Appreciation Rights may not again be subjected to Stock Options under the Plan. Upon the exercise of Stock Appreciation Rights, the Participant shall be entitled to receive from the Company in exchange for the surrendered Stock Option or portion thereof, an amount equal to the Spread either in cash or in shares of Common Stock having a Fair Market Value equal to the Spread, or both, as the Committee may determine; provided, however, that the number of shares of Common Stock which a Participant may receive upon the exercise of Stock Appreciation Rights may not exceed the number of shares of Common Stock subject to the Stock Option or portion thereof surrendered upon exercise of such Stock Appreciation Rights. The shares of Common Stock issuable upon exercise of Stock Appreciation Rights may consist either in whole or in part of authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If shares of Common Stock are to be issued to a Participant upon exercise by the Participant of Stock Appreciation Rights, then with respect to such Common Stock, such Participant shall have none of the rights of a shareholder of the Company until the shares of such Common Stock are issued.

     3.8 Termination of Employment.

       (a) In the event a Participant's employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

       (b) If a Participant, while holding Stock Options, (i) retires upon reaching his normal retirement date or having elected early retirement under a formal plan or policy of the Company or (ii) dies, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such retirement or death, as the case may be. If a Participant's employment by the Company or its Subsidiaries shall terminate as a result of the Participant's Total Disability, while such Participant is holding Stock Options, then each Stock Option held by the Participant shall be exercisable by the Participant until its stated expiration date.

       (c) If a Participant's employment by the Company or its Subsidiaries shall terminate for any reason not specified in Sections 3.8(a) or (b), the Participant shall, to the extent otherwise exercisable, have the right to exercise the Stock Options held by him or her at the date of termination for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion determine at or after the date of grant; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.

       (d) Stock Options held by a Participant at the time of the termination of his or her employment by the Company or its Subsidiaries which, by their terms are not then exercisable, shall, subject to, and except as otherwise provided by, the provisions of (i) this Section 3.8 regarding expiration or lapse and (ii) Section 3.10 regarding acceleration and redemption become exercisable (if at all) at the times, and otherwise in the manner, set forth in connection with their original grant or on such accelerated basis as the Committee may, in its sole discretion, determine at or after grant.

     3.9 Effect of Leaves of Absence.

  It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant's right to reemployment shall no longer be guaranteed either by statute or contract.

     3.10 Acceleration and Redemption.

  Upon the occurrence of an Option Event, all Stock Options granted and outstanding under the Plan shall become immediately exercisable in full regardless of any terms of said Stock Option to the contrary.

4. PERFORMANCE INCENTIVE UNITS

     4.1 Grants.

       (a) From time to time during each Performance Award Period, the Committee may grant Performance Incentive Units to Eligible Employees in conjunction with or separately from a grant of Stock Options; provided, however, that Performance Incentive Units shall not be granted to any one eligible employee more often than once with respect to a Performance Award Period.

       (b) In addition, the Committee may grant a separate Award of Common Stock pursuant to Section 5 of the Plan to a Participant with respect to a Performance Award Period; provided, however, that the transfer or the vesting of such shares of Common Stock shall be subject to satisfaction of the same performance criteria applicable to such Participant's Performance Incentive Unit for such Performance Award Period.

     4.2 Establishment of Stated Value and Performance Program Targets.

       (a) Initial Performance Program Targets. At the beginning of each Performance Award Period, the Committee shall establish the Performance Program Targets applicable to that Performance Award Period (which may be expressed as increases in the Company's earnings per share, return or average return on assets, or in terms of any financial or other standard, or combinations thereof, as the Committee may determine in its discretion), the value (which shall be expressed in dollars) of Performance Incentive Units (the "Stated Value") to be granted with respect to such Performance Award Period, and shall fix the percentage, if any, of the Stated Value to be earned upon the achievement of the Performance Program Targets established for the relevant Performance Award Period; provided, however, that the percentage of Stated Value to be earned upon achievement of the maximum Performance Program Target established with respect to a Performance Award Period shall in no event exceed 200% of Stated Value fixed for that Performance Award Period.

       (b) Change in Performance Targets. If the Committee determines that an unforeseen change during a Performance Award Period in the Company's business operations, corporate structure, capital structure, or manner in which it conducts business is extraordinary and material and that the Performance Program Targets established for the Performance Award Period are no longer suitable, the Committee may, but only with the concurrence of the Board of Directors, modify the Performance Program Targets as it deems appropriate and equitable; provided, however, that no such modification shall increase the Performance Program Targets in effect for any Performance Award Period (i.e., establish a target that is more difficult to achieve than the original Performance Program Target); and provided, further, that no such modification shall be made that would cause the benefits payable with respect to such Performance Program Target to fail to qualify as "performance-based compensation" for purposes of Code Section 162(m).

       (c) Other Rules for Performance Incentive Units. Notwithstanding anything to the contrary contained herein, the following provisions shall apply to Performance Incentive Units and to Awards of Common Stock granted under this Section 4, and are intended to ensure that payments or Awards of Common Stock made to any Participant who is a Covered Employee with respect to a Performance Incentive Unit shall qualify as "performance-based compensation" for purposes of Code Section 162(m):

          (i) All discretionary actions taken under the Plan with respect to grants of Performance Incentive Units for a Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) shall be exercised exclusively by the Committee;

          (ii) No Participant shall receive, under the terms of the Plan, compensation payable in cash attributable to his or her Performance Incentive Units during any one calendar year an amount in excess of the lesser of five
(5) times the Participant's base salary, or five million dollars ($5,000,000);

          (iii) No Participant shall receive, under the terms of the Plan, compensation in the form of an Award of Common Stock as described in Section 4.1(b) above, during any one calendar year in excess of five hundred thousand (500,000) shares;

          (iv) In all cases, the Performance Program Targets established with respect to any Performance Award Period and applicable to a Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) shall be established within the first ninety (90) days of the Performance Award Period or, if shorter, within the first 25% of such Performance Award Period;

          (v) The Performance Program Targets applicable to any Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) shall in all events provide an objective method for determining whether the Performance Program Targets have been achieved, and an objective method for computing the amount that may be paid to the Covered Employee based on the attainment of one or more goals included in the Performance Program Targets;

          (vi) No Covered Employee (or any other Participant who the Committee determines may be a Covered Employee at the time any payment with respect to a Performance Incentive Unit is made) may receive any payment with respect to a Performance Incentive Unit or vest in (or receive) Common Stock granted pursuant to an Award made under this Section 4 in conjunction with the grant of Performance Incentive Units unless and until (A) the Plan is approved by the Company's shareholders, and (B) the Committee responsible for the administration of the Plan with respect to such Covered Employee has certified in writing that the Performance Program Target or Targets for a Performance Award Period have been achieved; and

          (vii) In establishing any Performance Program Target under the Plan, the Committee shall establish an objective business target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (a) the Company as a whole, (b) any of the Company's subsidiaries, operating divisions or other operating units, or (c) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.

     4.3 Payment.

  As promptly as practicable after the end of each Performance Award Period, the Committee shall, pursuant to Section 4.2 of the Plan, determine the earned percentage of Stated Value of the Performance Incentive Units granted with respect to such completed Performance Award Period. The Company shall, as soon as practicable after such determination has been made, pay to each Participant holding Performance Incentive Units granted with respect to such completed Performance Award Period, for each such Performance Incentive Unit held by him or her an amount equal to the product obtained by multiplying Stated Value by the earned percentage of Stated Value; provided, however, that no amounts shall be due or payable with respect to any Performance Incentive Units unless the Participant to whom such Performance Incentive Units have been granted is employed by the Company on the date of payment.

     4.4 Termination of Employment.

  If a Participant's employment by the Company and its Subsidiaries terminates for any reason, the Performance Incentive Units held by the Participant with respect to any Performance Award Period which has not ended at the date of such termination shall become null and void; provided, however, that the Committee, in its sole discretion, shall have the right to authorize proportionate payment in cases of death or retirement at the normal retirement date or under a formal early retirement plan or policy of the Company if the Committee in its discretion determines a payment to be appropriate and equitable.

5. RESTRICTED STOCK

     5.1 Grant.

  Common Stock may be granted from time to time under the Plan by the Committee to Eligible Employees in the form of an Award of Common Stock transferred to a Participant without other payment therefor. Any such Award may, but need not, be subject to the recipient's completion of a restriction period established with respect to such Award ("Restriction Period") and may, but need not, be subject to the satisfaction of any performance criteria established with respect to such Award. The determination of whether an Award is to be subject to a Restriction Period and/or any performance criteria shall be made at the discretion of the Committee. The Common Stock associated with any Award may be transferred to the Eligible Employee at the discretion of the Committee either at the time the Award is granted, following the lapse of the Restriction Period and/or satisfaction of any applicable performance criteria or at any other time as the Committee at its discretion shall designate. Awards of Common Stock may, but need not, be made in conjunction with the grant of Performance Incentive Units to a Participant under Section 4 of the Plan. If granted in conjunction with the grant of a Performance Incentive Unit, such Award shall be subject to the requirements of Section 4 of the Plan, as applicable, as well as the provisions of this Section 5.

     5.2 Restrictions.

  Except as otherwise provided in this Section 5, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Participant shall be deemed to end and all restrictions on shares of the Common Stock subject to the Award shall lapse upon the Participant's death, Total Disability, the Participant's retirement after attaining his or her retirement date under a formal plan or policy of the Company, upon an event that would constitute an Option Event, or upon any other date or event as may be determined by the Committee in its sole discretion at or after grant of the Award.

     5.3 Lapse.

  If a Participant terminates employment with the Company for any reason other than as set forth in Section 5.2 before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.

     5.4 Custody of Shares.

  The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Common Stock subject to an Award be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria.

     5.5 Shareholder Rights.

  Each Participant who receives Common Stock in connection with an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.

     5.6 Agreement.

  Each Award granted under the Plan shall be evidenced by a written agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.


6. MISCELLANEOUS PROVISIONS

     6.1 Adjustments Upon Changes in Capitalization.

  In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the

Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Award Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.

     6.2 Non-Transferability.

  No Stock Option, Stock Appreciation Right, Award, or Performance Incentive Unit granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and no Stock Option granted under the Plan shall be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative.

     6.3 Withholding.

  The Company's obligations in connection with this Plan shall be subject to applicable Federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or upon the lapse of restrictions on any shares of Common Stock subject to an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such Federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any Federal, state, or local taxes of any kind required to be withheld by the Company.

     6.4 Compliance with Law and Approval of Regulatory Bodies.

  No Stock Option, Stock Appreciation Right, or Performance Incentive Unit shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No Stock Option, Stock Appreciation Right, or Performance Incentive Unit shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option or Stock Appreciation Right by a person or estate acquiring the right to the Award or the exercise of a Stock Option or Stock Appreciation Right as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option, Award, or Stock Appreciation Right and may require consents and releases of taxing authorities that it may deem advisable.

     6.5 No Right to Employment.

  Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options, Stock Appreciation Rights, Awards, or Performance Incentive Units hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

     6.6 Exclusion from Pension Computations.

  By acceptance of a grant of a Stock Option, Stock Appreciation Right, Award, or Performance Incentive Unit under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration," "wages," "salary," or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company or any Subsidiary.

     6.7 Separability.

  If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3.

     6.8 Interpretation of the Plan.

  Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

     6.9 Use of Proceeds.

  Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

     6.10 Construction of Plan.

  The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.

PROXY
                          QUAKER CHEMICAL CORPORATION
                  Elm and Lee Streets, Conshohocken, PA 19428

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter A. Benoliel and Ronald J. Naples, and each of them, proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 9, 2001, at 10:00 A.M., or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

1.    ELECTION OF      FOR all nominees       WITHHOLD
      DIRECTORS        listed below [_]       AUTHORITY [_]
                       (except as marked to   to vote for all
                       the contrary below)    nominees listed
                                              below

Joseph B. Anderson, Jr., Patricia C. Barron, and Edwin J. Delattre (Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

 _______________________________________________________________________________

2.    PROPOSAL TO APPROVE THE ADOPTION OF THE 2001 GLOBAL ANNUAL INCENTIVE
      PLAN.
                FOR [_]  AGAINST [_]  ABSTAIN [_]

3. PROPOSAL TO APPROVE THE ADOPTION OF THE 2001 LONG-TERM PERFORMANCE INCENTIVE PLAN.

                FOR [_]  AGAINST [_]  ABSTAIN [_]

4.    PROPOSAL TO RATIFY THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
      ACCOUNTANTS FOR 2001.

                FOR [_]  AGAINST [_]  ABSTAIN [_]

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

5.    SHAREHOLDER PROPOSAL TO MAXIMIZE SHAREHOLDER VALUE.

                FOR [_]  AGAINST [_]  ABSTAIN [_]

6. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF FOR WHICH NOTICE HAS NOT BEEN RECEIVED BY COMPANY ON OR BEFORE FEBRUARY 13, 2001.

                FOR [_]  AGAINST [_]  ABSTAIN [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, AND AGAINST PROPOSAL 5.

 The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Summary Annual Report and Annual Report on Form 10-K for the year ended December 31, 2000.

                                      DATED:                  , 2001

                                      _______________________________
                                              (Signature)

                                      (Signature should be exactly as name or
                                      names appear on this Proxy)

                     PLEASE DATE, SIGN, AND RETURN PROMPTLY

Quaker Chemical Corporation                     ELM AND LEE STREETS
                                    CONSHOHOCKEN . PENNSYLVANIA 19428-0809 . USA
                               TELEPHONE: 610-832-4000 . FACSIMILE: 610-832-8682
                                          WEBSITE: www.quakerchem.com



                                                   March 30, 2001


Dear Quaker Shareholder:

Your enclosed proxy card shows the number of votes you are entitled to cast not
                                             -----                          ---
the number of shares that you own.

This reflects the action taken at the Annual Meeting of Shareholders on May 6, 1987 when shareholders approved an amendment to the Articles of Incorporation by which holders of Common Stock became entitled to 10 votes per share of Common Stock for shares which were held on that date. The amended Articles also provide that with respect to shares acquired after May 6, 1987, all shares are entitled to one vote per share until such shares are held for 36 consecutive
                               -----
months.  After 36 months, each share is entitled to 10 votes.

There are some exceptions to the above and those exceptions are listed in Exhibit A "Shareholder Voting Administrative Procedures" to the enclosed Proxy Statement.

Because we have no means of tracking ownership of shares held in "street" or "nominee" name, such shares are presumed to have been held for a period of less
                                --------
than 36 consecutive months.

Please review the number of votes that are listed on the proxy card. For all shares purchased by you before March 1, 1998 (36 months before the record date),
                        --------------------
you are entitled to 10 votes per share.  For all shares purchased by you after
                                                                         -----
March 1, 1998, you are entitled to one vote per share.
-------------

If you feel that the votes listed do not accurately reflect the number of votes
                                  ------
you are entitled to cast, Exhibit A to the enclosed Proxy Statement outlines procedures by which you may seek change. If you have any questions, please call Irene M. Kisleiko, Assistant Corporate Secretary, at 610-832-4119.

To allow sufficient time to research your questions or act on your requests, please call Ms. Kisleiko at Quaker Chemical as soon as possible.

Thank you.

/s/ Irene Kisleiko